As filed with the Securities and Exchange Commission on May 12, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Box, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-2714444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

900 Jefferson Ave.

Redwood City, California 94063

(877) 729-4269

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aaron Levie

Chief Executive Officer

Box, Inc.

900 Jefferson Ave.

Redwood City, California 94063

(877) 729-4269

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Leeb, Esq. Box, Inc. 900 Jefferson Ave. Redwood City, California 94063 (877) 729-4269	Jose F. Macias, Esq. Lauren B. Lichtblau, Esq. Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

EXPLANATORY NOTE

This registration statement contains a resale prospectus relating to the resale by the selling securityholders named in such prospectus or such selling securityholders as may be named in one or more prospectus supplements of up to (i) 500,000 shares of our 3.0% Series A Convertible Preferred Stock and (ii) 18,518,484 shares of our Class A common stock issuable upon conversion of the 500,000 shares of our 3.0% Series A Convertible Preferred Stock held by the selling securityholders as of May 10, 2022, from time to time in one or more offerings.

The resale prospectus immediately follows this explanatory note. To the extent required, when the selling securityholders sell securities under the resale prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

PROSPECTUS

Up to 500,000 Shares of 3.0% Series A Convertible Preferred Stock

Up to 18,518,484 Shares of Class A Common Stock issuable upon conversion of 3.0% Series A Convertible Preferred Stock

This prospectus relates to the offer and sale from time to time by the selling securityholders named herein or such selling securityholders as may be named in one or more prospectus supplements, or the selling securityholders, of (i) up to 500,000 shares of our 3.0% Series A Convertible Preferred Stock, or the Series A Convertible Preferred Stock, and (ii) up to 18,518,484 shares of our Class A common stock issuable upon conversion of the 500,000 shares of our Series A Convertible Preferred Stock held by the selling securityholders as of May 10, 2022, or the Preferred Conversion Shares. The shares of Series A Convertible Preferred Stock were acquired by the selling securityholders in private placements that are more fully described in the section entitled “Selling Securityholders.”

The selling securityholders may sell the securities offered by this prospectus from time to time in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the selling securityholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

To the extent required, the specific terms of any offering will be included in a supplement to this prospectus. If a prospectus supplement is required, such prospectus supplement will contain more specific information about the offering and the terms of the securities being offered by the selling securityholders. A prospectus supplement may also add, update or change information contained in this prospectus.

We will receive no proceeds from any sale by the selling securityholders of the securities offered by this prospectus and any supplement to this prospectus, but we have agreed to pay certain registration expenses. The selling securityholders will be responsible for all underwriting discounts and selling commissions, if any, in connection with the sale of the securities offered by this prospectus or any related prospectus supplement. You should carefully read this prospectus and any applicable prospectus supplement before you invest.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “BOX”. On May 11, 2022, the last reported sale price of our Class A common stock on the New York Stock Exchange was $28.35 per share. The Series A Convertible Preferred Stock is not listed on an exchange and we do not intend to list the Series A Convertible Preferred Stock on any exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 12, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, the selling securityholders named in this prospectus or in any related prospectus supplement may sell securities from time to time and in one or more offerings as described in this prospectus. Information about the selling securityholders may change over time. Any changed information given to us by the selling securityholders will be set forth in a prospectus supplement if and when necessary. Further, in some cases, the selling securityholders will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling shares of common stock or preferred stock. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read this prospectus (and any applicable prospectus supplement or free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Box,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Box, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://www.box.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended January 31, 2022, filed with the SEC on March 16, 2022.

•	Our Current Reports on Form 8-K, filed with the SEC on March 21, 2022 and March 25, 2022.

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The description of our Class  A common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 9, 2015 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Box, Inc.

900 Jefferson Ave.

Redwood City, California 94063

Attn: Corporate Secretary

(877) 729-4269

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in, or incorporated by reference into, this prospectus include, but are not limited to, statements about:

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our future financial and operating results; including expectations regarding revenues, deferred revenue, billings, remaining performance obligations, gross margins, operating income, and net retention rate;

•	our ability to maintain an adequate rate of revenue and billings growth and our expectations regarding such growth;

•	our market opportunity, business plan and ability to effectively manage our growth;

•	our ability to achieve profitability and expand or maintain positive cash flow;

•	our ability to achieve our long-term margin objectives;

•	our ability to grow our remaining performance obligations;

•	our expectations regarding our revenue mix;

•	our ability to maintain, protect and enhance our brand and intellectual property;

•	costs associated with defending intellectual property infringement and other claims and the frequency of such claims;

•	our ability to attract and retain end-customers;

•	our ability to further penetrate our existing customer base;

•	our ability to displace existing products in established markets;

•	our ability to expand our leadership position as a cloud content management platform;

•	our ability to timely and effectively scale and adapt our existing technology;

•	our ability to innovate new products and features and bring them to market in a timely manner and the expected benefits to customers and potential customers of our products;

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our investment strategy, including our plans to further invest in our business, including investment in research and development, sales and marketing, our data center infrastructure and our professional services organization, and our ability to effectively manage such investments;

•	our ability to expand internationally;

•	expectations about competition and its effect in our market and our ability to compete;

•	the effects of seasonal trends on our operating results;

•	use of non-GAAP financial measures;

•	our belief regarding the sufficiency of our cash, cash equivalents and our credit facilities to meet our working capital and capital expenditure needs for at least the next 12 months;

•	our expectations concerning relationships with third parties;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to realize the anticipated benefits of our partnerships with third parties;

•	the effects of new laws, policies, taxes and regulations on our business;

•	management’s plans, beliefs and objectives, including the importance of our brand and culture on our business;

•	our ability to maintain, protect and enhance our brand and intellectual property;

•	acquisitions of or investments in complementary companies, products, services or technologies and our ability to successfully integrate such companies or assets;

•	the KKR-led investment in Box and achievement of its potential benefits;

•	any potential repurchase of our Class A common stock;

•	the potential impact of shareholder activism on Box’s business and operations;

•	the impact of the Russian invasion of Ukraine on our business and operating results; and

•	the impact of public health epidemics or pandemics, such as the COVID-19 pandemic, and governmental responses thereto.

Forward-looking statements are subject to risks and uncertainties, certain of which are beyond our control. We discuss many of the risks and uncertainties in greater detail under the heading “Risk Factors” in this prospectus and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which you should review carefully. Actual results could differ materially from those anticipated as a result of these risks and uncertainties, as well as those detailed in our other SEC filings incorporated by reference herein. Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for our management to predict all of such factors or to assess the effect of each factor on our business. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC.

This prospectus, including the documents we incorporate by reference, also contain estimates and other industry and statistical data developed by independent parties and by us relating to market size, growth, and segmentation of markets. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the data referred to in this prospectus, including the documents we incorporate by reference, to be reliable, industry and statistical data is subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. We have not independently verified these estimates generated by independent third parties. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

THE COMPANY

Box is the Content Cloud: one secure, cloud-native platform for managing the entire content journey. Content – from blueprints to wireframes, videos to documents, proprietary formats to PDFs – is the source of an organization’s unique value. Our cloud content management platform enables our customers, including 67% of the Fortune 500, to securely manage the entire content lifecycle, from the moment a file is created or ingested to when it’s shared, edited, published, approved, signed, classified, and retained. Box keeps content secure and compliant, while also allowing easy access and sharing of this content from anywhere, on any device – both within the organization and with external partners.

With our Software-as-a-Service (SaaS) platform, users can collaborate on content both internally and with external parties, automate content-driven business processes, develop custom applications, and implement data protection, security and compliance features to comply with legal and regulatory requirements, internal policies and industry standards and regulations. The Box Content Cloud accelerates business processes, improves employee productivity, enables secure remote work, and protects an organization’s most valuable data. Our platform enables a broad set of high-value business use cases across enterprises, hundreds of file formats and media types, and user experiences. Our platform integrates with leading enterprise business applications, and is compatible with multiple application environments, operating systems and devices, ensuring that workers can securely access their critical business content whenever and wherever they need it.

Our go-to-market strategy is focused on selling our platform as a solution for the entire enterprise with the full set of Box capabilities, leveraging our product suite offerings, and driving high-value significant business outcomes for our customers. This strategy combines top-down, high-touch sales efforts with end-user-driven bottoms-up adoption. We focus our efforts on larger enterprises, capitalizing on international growth, and utilizing our partner ecosystem, where most advantageous. Our sales representatives engage directly with IT decision makers including CEOs, CIOs, CISOs, IT directors and line of business department heads. We also field inbound inquiries and online sales opportunities. We further expand our market reach by leveraging our network of channel partners that comprises value-added resellers and systems integrators as well as our own consulting services. We offer individuals a free basic version of Box that allows them to experience first-hand our easy-to-use and secure solution. Use of Box often spreads virally within and across organizations, as users adopt Box and invite new users to collaborate. In addition, an organization will frequently purchase Box for one use case and then later expand its deployment to other use cases with larger groups of employees, leading to deeper engagement with our service. We focus our sales strategy on ensuring that new and existing customers understand and experience the transformative impact of Box.

We are building a rich technology partner ecosystem around Box. We offer more than 1,500 pre-built integrations with partners including Microsoft, IBM, Salesforce.com, Apple, Google, Slack, Adobe, Palo Alto Networks, Okta, Zoom and others, giving our users easy access to their content in Box without leaving these applications. In addition, in-house enterprise developers and independent software developers can use our developer platform and open application programming interfaces (APIs) to rapidly build and provision new applications that leverage and extend the core functionality of our services, increasingly with a focus on specific industries and vertical market use cases. To date, tens of thousands of third-party developers have leveraged our platform as the secure content layer for their applications.

We are committed to powering how the world does more good together. Box.org mobilizes our technology, talent, partners and institutional assets to enable nonprofits to innovate and fulfill their missions. Founded in 2014, Box.org now serves over 10,000 nonprofits with donated or discounted Box access, employee volunteer hours and cash grants from the Box.org Fund.

Our Corporate Information

Our website address is www.box.com, and our investor relations website is located at www.box.com/investors. The information on, or that can be accessed through, our website is not part of this prospectus. We were incorporated in 2005 as Box.Net, Inc., a Washington corporation, and later reincorporated in 2008 under the same name as a Delaware corporation. In November 2011, we changed our name to Box, Inc. The Box design logo, “Box” and our other registered and common law trade names, trademarks and service marks are the property of Box, Inc. Other trademarks, service marks, or trade names appearing in this prospectus are the property of their respective owners.

SUMMARY OF RISK FACTORS

Our business is subject to a number of risks and uncertainties, including those risks discussed at length below. These risks include, among others, the following:

•	The market in which we participate is intensely competitive, and if we do not compete effectively, our operating results could be harmed.

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Our business depends substantially on customers renewing their subscriptions with us and expanding their use of our services. Any decline in our customer renewals or failure to convince our customers to broaden their use of our services would harm our future operating results.

•	If the market for cloud-based enterprise services declines or develops more slowly than we expect, our business could be adversely affected.

•	Because we recognize revenue from subscriptions for our services over the term of the subscription, downturns or upturns in new business may not be immediately reflected in our operating results.

•	If we are unable to attract new customers at rates that are consistent with our expectations, our future revenue and operating results could be adversely impacted.

•	The continuing impacts of the COVID-19 pandemic, including the resultant economic impacts, may have an adverse effect on our business, operations and future financial performance.

•	The Russian invasion of Ukraine, including the resultant economic impacts, may have an adverse effect on our business, operations, and future performance.

•	Adverse economic conditions may negatively impact our business.

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As a substantial portion of our sales efforts are increasingly focused on cloud content management use cases and are targeted at enterprise and highly-regulated customers, our sales cycles may become longer and more expensive, we may encounter greater pricing pressure and implementation and customization challenges, and we may have to delay revenue recognition for more complicated transactions, all of which could harm our business and operating results.

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If we fail to meet the service level commitments we provide under our subscription agreements, we could be obligated to provide credits or refunds for prepaid amounts related to unused subscription services or face subscription terminations, which could adversely affect our revenue. Furthermore, any failure in our delivery of high-quality customer support services may adversely affect our relationships with our customers and our financial results.

•	Actual or perceived security vulnerabilities in our services or any breaches of our security controls and unauthorized access to our or a customer’s data could harm our business and operating results.

•	Privacy concerns and laws or other domestic or foreign regulations may reduce the effectiveness of our services and harm our business.

•	If we are not able to satisfy data protection, security, privacy, and other government- and industry-specific requirements, our growth could be harmed.

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Our platform must integrate with a variety of operating systems and software applications that are developed by others, and if we are unable to ensure that our solutions interoperate with such systems and applications, our service may become less competitive, and our operating results may be harmed.

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If we fail to effectively manage our technical operations infrastructure, our customers may experience service outages and delays in the deployment of our services, which may adversely affect our business.

•	Interruptions or delays in service from our third-party data center hosting facilities and cloud computing and hosting providers could impair the delivery of our services and harm our business.

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Our services are becoming increasingly mission-critical for our customers and if these services fail to perform properly or if we are unable to scale our services to meet the needs of our customers, our reputation could be adversely affected, our market share could decline and we could be subject to liability claims.

•	Our growth depends in part on the success of our strategic relationships with third parties.

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Our business is subject to the risks of natural disasters, pandemics and other catastrophic events that could disrupt our business operations and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster.

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We depend on our key employees and other highly skilled personnel to grow and operate our business, and if we are unable to hire, retain and motivate our personnel, we may not be able to grow effectively.

•	Failure to adequately expand and optimize our direct sales force and successfully maintain our online sales experience will impede our growth.

•	Any acquisitions and investments we make could disrupt our business and harm our financial condition and operating results.

•	We may be sued by third parties for alleged infringement of their proprietary rights.

•	Any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and brand.

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Servicing our future debt may require a significant amount of cash, and we may not have sufficient cash flow from our business to settle conversions of our convertible senior notes in cash, repay the convertible senior notes at maturity, or repurchase the convertible senior notes as required following a fundamental change.

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The capped call transactions we entered into in connection with the January 2021 issuance of convertible senior notes having an aggregate principal amount of $345.0 million (the “Notes”) may affect the value of our Class A common stock.

•	We are subject to counterparty risk with respect to the capped call transactions entered into in connection with the issuance of the Notes.

•	Our business could be negatively affected as a result of actions of activist shareholders.

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Our Series A Convertible Preferred Stock has rights, preferences and privileges that are not held by, and are preferential to the rights of, our Class A common stockholders, which could adversely affect our liquidity and financial condition.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Before making an investment decision, you should consider carefully the risks discussed below, together with the risks under the heading “Risk Factors” or other similar headings in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference into this prospectus, and all other information included or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Business and Our Industry

The market in which we participate is intensely competitive, and if we do not compete effectively, our operating results could be harmed.

The market for cloud content management services is fragmented, rapidly evolving and highly competitive, with relatively low barriers to entry for certain applications and services. Many of our competitors and potential competitors are larger and have greater brand recognition, longer operating histories, and significantly greater resources than we do. Our primary competitors in the cloud content management market include Microsoft and OpenText (Documentum). In the enterprise file sync and share market, our primary competitors include Microsoft, Google and, to a lesser extent, Dropbox. With the introduction of new technologies and market entrants, we expect competition to intensify in the future. If we fail to compete effectively, our business will be harmed. Some of our competitors offer their products or services at a lower price or for free, which has placed pricing pressure on our business. If we are unable to achieve our target pricing levels, our operating results will be negatively impacted. In addition, pricing pressures and increased competition could result in reduced sales, lower margins, losses or the failure of our services to achieve or maintain widespread market acceptance, any of which could harm our business.

Many of our competitors are able to devote greater resources to the development, promotion and sale of their products or services. In addition, many of our competitors have established marketing relationships and major distribution agreements with channel partners, consultants, system integrators and resellers. Moreover, many software vendors could bundle products or offer them at lower prices as part of a broader product sale or enterprise license arrangement. Competitors may offer products or services that address business execution functions at lower prices or with greater depth than our services. Our competitors may be able to respond more quickly and effectively to new or changing opportunities, technologies, standards or customer requirements. Furthermore, some potential customers, particularly large enterprises, may elect to develop their own internal solutions. For any of these reasons, we may not be able to compete successfully against our competitors.

Our business depends substantially on customers renewing their subscriptions with us and expanding their use of our services. Any decline in our customer renewals or failure to convince our customers to broaden their use of our services would harm our future operating results.

In order for us to maintain or improve our operating results, it is important that our customers renew their subscriptions with us when their existing subscription term expires. We cannot assure you that customers will renew their subscriptions upon expiration at the same or higher level of service, if at all. Although our net retention rate has increased in recent quarters, we have also experienced periods where it has decreased and it may decrease again in the future if our customers do not renew their subscriptions with us or decrease their use of our services. Our net retention rate was approximately 111% and 102% as of January 31, 2022 and 2021, respectively.

Although our net retention rate has increased in recent quarters, it may decline or fluctuate as a result of a number of factors, including our customers’ satisfaction with our services, the effectiveness of our customer support services, the performance of our partners and resellers, our pricing, the prices of competing products or services, mergers and acquisitions affecting our customer base, our ability to successfully integrate acquired technology into our products, our ability to execute on our product roadmap, the effects of global economic conditions, such as those arising from the COVID-19 pandemic, or reductions in our customers’ spending levels. If our customers do not renew their subscriptions, renew them on less favorable terms, purchase fewer seats, or fail to purchase new product offerings, our revenue may decline, and we may not realize improved operating results from our customer base.

In addition, our business growth depends in part on our customers expanding their use of our services. The use of our cloud content management platform often expands within an organization as new users are added or as additional services are purchased by or for other departments within an organization. Further, as we have introduced new services throughout our operating history, our existing customers have constituted a significant portion of the users of such services. If our customers do not expand their use of our services, our operating results may be adversely affected.

If the market for cloud-based enterprise services declines or develops more slowly than we expect, our business could be adversely affected.

The market for cloud-based enterprise services is not as mature as the on-premise enterprise software market. Because we derive, and expect to continue to derive, substantially all of our revenue and cash flows from sales of our cloud content management solutions, our success will depend to a substantial extent on the widespread adoption of cloud computing in general and of cloud-based content management services in particular. Many organizations have invested substantial personnel and financial resources to integrate traditional enterprise software into their organizations and may be reluctant or unwilling to migrate to a cloud-based model for managing their content. It is difficult to predict customer adoption rates and demand for our services, the future growth rate and size of the cloud computing market or the entry of competitive services. The expansion of the cloud content management market depends on a number of factors, including the cost, performance and perceived value associated with cloud computing, as well as the ability of companies that provide cloud-based services to address security and privacy concerns. If there is a reduction in demand for cloud-based services, it could result in decreased revenue, harm our growth rates, and adversely affect our business and operating results.

Because we recognize revenue from subscriptions for our services over the term of the subscription, downturns or upturns in new business may not be immediately reflected in our operating results.

We generally recognize revenue from customers ratably over the terms of their subscription agreements, which range from one month to three years or more. As a result, most of the revenue we report in each quarter is the result of subscription agreements entered into during prior quarters. Consequently, a decline in new or renewed subscriptions in any one quarter may not be reflected in our revenue results for that quarter. However, any such decline will negatively affect our revenue in future quarters. Accordingly, the effect of significant downturns in sales, our failure to achieve our internal sales targets, a decline in the market acceptance of our services, or a decrease in our net retention rate may not be fully reflected in our operating results until future periods. Our subscription model also makes it difficult for us to rapidly increase our revenue through additional sales in any period, as revenue from additional sales must be recognized over the applicable subscription term.

If we are unable to attract new customers at rates that are consistent with our expectations, our future revenue and operating results could be adversely impacted.

In order for us to improve our operating results and continue to grow our business, it is important that we continue to attract new customers and expand deployment of our solutions and products with existing customers. To the extent we are successful in increasing our customer base, we could incur increased losses because costs associated with new customers are generally incurred up front, while revenue is recognized ratably over the term of our subscription services. Alternatively, to the extent we are unsuccessful in increasing our customer base, we could also incur increased losses as costs associated with marketing programs and new products intended to attract new customers would not be offset by incremental revenue and cash flow. Catastrophic events, such as the COVID-19 pandemic, may financially impact our existing and prospective customers and cause them to delay or reduce their technology spending, which may adversely affect our ability to attract new customers. All of these factors could negatively impact our future revenue and operating results.

The continuing impacts of the COVID-19 pandemic may have an adverse effect on our business, operations and future financial performance.

In March 2020, the World Health Organization declared COVID-19 a pandemic. Governments and municipalities around the world have instituted measures to control the spread of COVID-19, including quarantines, shelter-in-place orders, school closures, travel restrictions, vaccine mandates, and closure of non-essential businesses. These measures have led to significant adverse economic impacts which have had, and could continue to have, an adverse impact on our business operations in a number of ways, including, without limitation, (1) disruptions to our sales operations and marketing efforts as a result of restrictions on our sales team’s ability to travel and meet customers in person, (2) negative impacts on our customers and prospects that could result in (i) extended customer sales cycles, delayed spending on our services, impairment of our ability to collect accounts receivable, and (ii) reduced payment frequencies, demand for our services, renewal rates, and spending on our services, and (3) negative impacts to the financial condition or operations of our vendors and business partners, as well as disruptions to the supply chain of hardware needed to offer our services. Although we have re-opened offices in the United States for employees on a voluntary basis, our transition to a hybrid workforce (with a mix of employees working from offices and others working remotely) may lead to disruptions and decreased productivity and other adverse operational business impacts. The extent to which the COVID-19 pandemic and resultant economic impact affects our business, results of operations and financial condition will depend on future developments (such as the potential emergence of new variants, vaccines, treatments, and government responses to such developments), which are highly uncertain and cannot be predicted.

Adverse economic conditions may negatively impact our business.

Our business depends on the overall demand for cloud content management services and on the economic health of our current and prospective customers. The United States and other key international economies have experienced cyclical downturns from time to time that have resulted in a significant weakening of the economy, more limited availability of credit, a reduction in business confidence and activity, and other difficulties that may affect the industries to which we sell our services. An economic downturn, recession, or uncertainty about economic conditions, including the effects of COVID-19 and the Russian invasion of Ukraine, could cause customers to delay or reduce their information technology spending. This could result in reduced sales, longer sales cycles, slower adoption of new technologies and increased price competition. Any of these events would likely have an adverse effect on our business, operating results and financial position. In addition, there can be no assurance that cloud content management and collaboration spending levels will increase following any recovery.

If we are not able to successfully launch new products and services or provide enhancements or new features to our existing products and services, our business could be adversely affected.

Our industry is marked by rapid technological developments and new and enhanced applications and services. If we are unable to enhance our existing services or offer new services such as our electronic signature offering, Box Sign, or our recently-announced virtual whiteboarding offering, Box Canvas, that achieve market acceptance or keep pace with rapid technological developments, our business could be adversely affected. The success of any new services or enhancements to our existing services depends on several factors, including their timely completion, introduction and market acceptance. We also may experience business or economic disruptions that could adversely affect the productivity of our employees and result in delays in our product development process.

For example, we have recently re-opened our offices in the United States to non-essential personnel for the first time since March 2020 and are transitioning to a hybrid workforce (with a mix of employees working from offices and others working remotely). This may lead to disruptions and decreased productivity that could result in delays in our product development process. Failure in this regard may significantly impair our revenue growth and our future financial results. In addition, because our services are designed to operate on a variety of systems, we must continuously modify and enhance our services to keep pace with changes in internet-related hardware, mobile operating systems, and other software, communication, browser and database technologies. We may not be successful in developing these modifications and enhancements or bringing them to market in a timely fashion. Furthermore, modifications to existing platforms or technologies will increase our research and development expenses. Any failure of our services to operate effectively with existing or future network platforms and technologies could reduce the demand for our services, result in customer dissatisfaction and adversely affect our business.

Our sales to government entities are subject to a number of additional challenges and risks.

We sell to government customers, which can be highly competitive, often requiring significant upfront time and expense without any assurance that these efforts will generate a sale. Government certification requirements may change, or we may lose one or more government certifications, and in doing so restrict our ability to sell into the government sector or maintain existing government customers until we attain revised certifications. Government demand and payment for our products and services are affected by public sector budgetary cycles and funding authorizations, with funding reductions or delays adversely affecting public sector demand for our solutions. Moreover, an extended federal government shutdown resulting from budgetary decisions may limit or delay federal government spending on our solutions and adversely affect our revenue. Government entities may also have statutory, contractual or other legal rights to terminate contracts with us for convenience or due to a default, and any such termination may adversely affect our future operating results.

As our sales efforts are increasingly focused on cloud content management use cases and are targeted at enterprise and highly-regulated customers, our sales cycles may become longer and more expensive, we may encounter greater pricing pressure and implementation and customization challenges, and we may have to delay revenue recognition for more complicated transactions, all of which could harm our business and operating results.

As our sales efforts are increasingly focused on cloud content management use cases and are targeted at enterprise and highly-regulated customers, we face greater costs, longer sales cycles and less predictability in the completion of some of our sales. In this market segment, a customer’s decision to use our services may be an enterprise-wide decision. These types of sales opportunities require us to provide greater levels of customer education regarding the uses and benefits of our services, as well as education regarding security, privacy, and data protection laws and regulations, especially for customers in more heavily regulated industries or with significant international operations. In addition, larger enterprises may demand more customization, integration, support services, and features. Furthermore, our sales efforts may be impeded by catastrophic events, including public health epidemics such as the COVID-19 pandemic, that limit our ability to travel or meet customers in person. These factors could increase our costs, lengthen our sales cycles and leave fewer sales support and professional services resources for other customers. Professional services may also be performed by a third party or a combination of our own staff and a third party. Our strategy is to work with third parties to increase the breadth of capability and depth of capacity for delivery of these services to our customers. If a customer is not satisfied with the quality or interoperability of our services with their own IT environment, we could incur additional costs to address the situation, which could adversely affect our margins. Moreover, any customer dissatisfaction with our services could damage our ability to encourage broader adoption of our services by that customer. In addition, any negative publicity resulting from such situations, regardless of its accuracy, may further damage our business by affecting our ability to compete for new business with current and prospective customers.

If we fail to meet the service level commitments we provide under our subscription agreements, we could be obligated to provide credits or refunds for prepaid amounts related to unused subscription services or face subscription terminations, which could adversely affect our revenue. Furthermore, any failure in our delivery of high-quality customer support services may adversely affect our relationships with our customers and our financial results.

Our customer subscription agreements provide service level commitments. If we are unable to meet our service level commitments or suffer periods of downtime that exceed the periods allowed under our customer agreements, we may be obligated to provide customers with service credits, which could significantly impact our revenue in the period in which the downtime occurs and the credits could be due. We have encountered issues in the past, and may again in the future, that have caused Box services to be temporarily unavailable. We could also face subscription terminations, which could significantly impact our current and future revenue. Any extended service outages could also adversely affect our reputation, which would also impact our future revenue and operating results.

Our customers depend on us to resolve technical issues relating to our services. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for support services. Increased customer demand for these services, without corresponding revenue, could increase costs and adversely affect our operating results. In addition, our sales process is highly dependent on the ease of use of our services, our reputation and positive recommendations from our existing customers. Any failure to maintain, or a market perception that we do not maintain, high-quality customer support could adversely affect our reputation and our ability to sell our services to existing and prospective customers.

We are in the process of expanding our international operations, which exposes us to significant risks.

A key element of our growth strategy is to expand our international operations and develop a worldwide customer base. In addition, we have opened, and may continue to open, international offices and hire employees to work at these offices in order to gain access to additional talent. For example, we recently established an office in Warsaw, Poland and acquired SignRequest B.V., a company located in The Netherlands. Operating in international markets requires significant resources and management attention and will subject us to regulatory, economic, geographic, social, and political risks that differ from those in the United States. Because of our limited experience with international operations and significant differences between international and U.S. markets, we may not succeed in creating demand for our services outside of the United States or in effectively selling our services in all of the international markets we enter. In addition, we will face challenges in doing business internationally that could adversely affect our business, including:

•	the need to localize and adapt our services for specific countries, including translation into foreign languages and associated expenses;

•	laws (and changes to such laws) relating to privacy, data protection and data transfer that, among other things, could require that customer data be stored and processed in a designated territory;

•	difficulties in staffing and managing foreign operations;

•	different pricing environments, longer sales cycles and longer accounts receivable payment cycles and collections issues;

•	new and different sources of competition;

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weaker protection for intellectual property and other legal rights than in the United States and practical difficulties in enforcing intellectual property and other rights outside of the United States;

•	laws and business practices favoring local competitors, including economic tariffs;

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changes in the geopolitical environment, the perception of doing business with U.S. based companies, and changes in regulatory requirements that impact our operating strategies, access to global markets or hiring;

•	compliance challenges related to the complexity of multiple, conflicting and changing governmental laws and regulations, including employment, tax, privacy and data protection laws and regulations;

•	increased financial accounting and reporting burdens and complexities;

•	restrictions on the transfer of funds;

•	reliance on third-party resellers and other parties;

•	adverse tax consequences; and

•	unstable regional, economic, social and political conditions, such as the Russian invasion of Ukraine.

We sell our services and incur operating expenses in various currencies. Therefore, fluctuations in the relative value of the U.S. dollar and foreign currencies, particularly the Japanese yen, the British pound and the euro, may impact our operating results. For example, the Japanese yen, the British pound and the euro have all recently experienced declines in value vis-à-vis the U.S. dollar, which could affect our financial results. We currently manage our exchange rate risk by matching foreign currency assets with payables and by managing our non-U.S. dollar cash reserves, but we do not have any hedging programs in place to limit the risk of exchange rate fluctuation. In the future, to the extent our foreign currency exposures become more material, we may elect to deploy normal and customary hedging practices designed to help mitigate such exposure. We cannot be certain such practices will ultimately be implemented and/or effective at mitigating all foreign currency risk to which we are exposed. If we are unsuccessful in detecting material exposures in a timely manner, any hedging strategies we deploy are not effective, or there are no hedging strategies available for certain exposures that are prudent given the associated risks and the potential mitigation of the underlying exposure achieved, our operating results or financial position could be adversely affected in the future.

In addition, the United Kingdom’s (UK) withdrawal from the European Union (EU), or Brexit, became effective on January 31, 2020. The UK and EU subsequently signed an EU-UK Trade and Cooperation Agreement. This agreement provides details on how some aspects of the UK and EU’s relationship will operate going forward, however there continues to be uncertainty over the practical consequences of Brexit. Many of the regulations that now apply in the UK will likely be amended in the future as the UK determines its new approach, which may result in significant divergence from EU regulations. This lack of clarity could lead to economic and legal uncertainty, including significant volatility in global stock markets and currency exchange rates, among other things. Any of these effects of Brexit, among others, could adversely affect our operations, especially in the United Kingdom where we have a significant employee and customer base, and our financial results.

If we are unable to maintain and promote our brand, our business and operating results may be harmed.

We believe that maintaining and promoting our brand is critical to expanding our customer base. Maintaining and promoting our brand will depend largely on our ability to continue to provide useful, reliable and innovative services, which we may not do successfully. We may introduce new features, products, services or terms of service that our customers do not like, which may negatively affect our brand and reputation. Additionally, the actions of third parties may affect our brand and reputation if customers do not have a positive experience using third-party apps or other services that are integrated with Box. Maintaining and enhancing our brand may require us to make substantial investments, and these investments may not achieve the desired goals. If we fail to successfully promote and maintain our brand or if we incur excessive expenses in this effort, our business and operating results could be adversely affected.

We have a history of cumulative losses, and we may not be able to achieve or maintain profitability.

We incurred net losses of $41.5 million, $43.4 million, and $144.3 million in our fiscal years ended January 31, 2022, 2021 and 2020, respectively. As of January 31, 2022, we had an accumulated deficit of $1.4 billion. These losses and accumulated deficit reflect the substantial investments we made to acquire new customers and develop our services. We intend to continue scaling our business to increase our number of users and paying organizations and to meet the increasingly complex needs of our customers. As a result, we cannot assure you that we will achieve profitability in the future or that, if we do become profitable, we will sustain profitability.

Our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our quarterly operating results may vary significantly in the future, and period-to-period comparisons of our operating results may not be meaningful. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Our quarterly financial results may fluctuate as a result of a variety of factors, and as a result, may not fully reflect the underlying performance of our business. Factors that may cause fluctuations in our quarterly financial results include, but are not limited to:

•	our ability to attract and retain new customers;

•	our ability to convert users of our limited free version to paying customers;

•	the addition or loss of large customers, including through acquisitions or consolidations;

•	changes in our net retention rate;

•	the timing of revenue recognition;

•	the impact on billings of customer shifts between payment frequencies;

•	the amount and timing of operating expenses related to the maintenance and expansion of our business, operations and infrastructure;

•	network or service outages, internet disruptions, disruptions to the availability of our service, or actual or perceived security breaches, incidents and vulnerabilities;

•	general economic, industry and market conditions, including those caused by the COVID-19 pandemic and the Russian invasion of Ukraine;

•	changes in our go-to-market strategies and/or pricing policies and/or those of our competitors;

•	seasonal variations in our billings results and sales of our services, which have historically been highest in the fourth quarter of our fiscal year;

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the timing and success of new services and product introductions by us and our competitors or any other change in the competitive dynamics of our industry, including consolidation or new entrants among competitors, customers or strategic partners;

•	changes in usage or adoption rates of content management services;

•	the success of our strategic partnerships, including the performance of our resellers; and

•	the timing of expenses related to the development or acquisition of technologies or businesses and potential future charges for impairment of goodwill from acquired companies.

Risks Related to Data Privacy and Data Security

Actual or perceived security vulnerabilities in our services or any breaches of our security controls and unauthorized access to our or a customer’s data could harm our business and operating results.

The services we offer involve the storage of large amounts of our and our customers’ sensitive and proprietary information, some of which may be considered personally identifiable. Cyberattacks and other malicious internet-based activity, including ransomware, malware and viruses, continue to increase in frequency and magnitude and we face security threats from malicious third parties that could obtain unauthorized access to, or disrupt, our systems, infrastructure and networks. These threats may come from a variety of sources including nation-state sponsored espionage and hacking activities, industrial espionage, organized crime, sophisticated organizations, hacking groups and individuals and insider threats. These sources can also implement social engineering techniques to induce our partners, users, employees or customers to disclose passwords or other sensitive information or take other actions to gain access to our data or our users’ data. Hackers that acquire user account information at other companies can attempt to use that information to compromise the accounts of personnel, or our users’ accounts if an account shares the same sensitive information such as passwords. As we increase our customer base, our brand becomes more widely known and recognized, and our service is used in more heavily regulated industries where there may be a greater concentration of sensitive and protected data, such as healthcare, government, life sciences, and financial services, we may become more of a target for these malicious third parties.

In addition, because Box is configured by administrators and users to select their default settings, the third-party integrations they enable, and their privacy and permissions settings, an administrator or user could intentionally or inadvertently configure settings to share their sensitive data. For example, a Box user can choose to share the content they store in Box with third parties by creating a link that can be customized to be accessible by anyone with the link. While this feature is designed to be used for a variety of legitimate use cases in which a user wishes to share non-sensitive content with a broad or public audience, if a user were to intentionally or inadvertently configure a setting that allowed public access to their sensitive data, that data could be discovered and accessed by an unintended third party.

There can be no assurance that any security measures that we or third parties on which we rely have implemented will be effective against current or future security threats, and we cannot guarantee that our systems and networks or those of such third parties have not been breached or otherwise compromised, or that they and any software in our or their supply chains do not contain bugs, vulnerabilities, or compromised code that could result in a breach of or disruption to our systems and networks or the systems and networks of third parties that support us or our products or services. Given that our customers manage significant amounts of sensitive and proprietary information on our platform, and many of our customers are in heavily regulated industries where there may be a greater concentration of sensitive and proprietary data, our reputation and market position are particularly sensitive to impacts from actual or perceived security breaches or incidents, security vulnerabilities, or concerns regarding security. If our security measures or those of third parties on which we rely are or are believed to be inadequate or breached or otherwise compromised as a result of third-party action, employee negligence, error or malfeasance, product defects, social engineering techniques, improper user configuration or otherwise, and this results in, or is believed to result in, unauthorized access to or disclosure, modification, misuse, loss, corruption, unavailability, or destruction of our data or our customers’ data, or any other disruption of the confidentiality, integrity or availability of our data or our customers’ data, we could incur significant liability to various parties, including our customers and individuals or organizations whose information is stored by our customers, and our business, reputation or competitive position may be harmed. Techniques used to obtain unauthorized access to, or to sabotage, systems or networks, are constantly evolving and generally are not recognized until launched against a target. Therefore, we may be unable to anticipate these techniques, react in a timely manner, or implement adequate preventive measures, and we may face delays in our detection or remediation of, or other responses to, security breaches and other security-related incidents or vulnerabilities. We also expect to incur significant costs in our ongoing efforts to detect and prevent security breaches and other security-related incidents, and in the event of actual or perceived security breaches or other security-related incidents. Additionally, our service providers may suffer, or be perceived to suffer, data security breaches or other incidents that may compromise data stored or processed for us that may give rise to any of the foregoing.

Our customer contracts often include (i) specific obligations that we maintain the availability of the customer’s data through our service and that we secure customer content against unauthorized access or loss, and (ii) provisions whereby we indemnify our customers for third-party claims asserted against them that result from our failure to maintain the availability of their content or securing the same from unauthorized access or loss. While our customer contracts contain limitations on our liability in connection with these obligations and indemnities, if an actual or perceived security breach or incident occurs, the market perception of the effectiveness of our security measures could be harmed, we could be subject to indemnity or damage claims in certain customer contracts, and we could lose future sales and customers, any of which could harm our business and operating results. Furthermore, while our errors and omissions insurance policies include liability coverage for certain of these matters, if we experience a security breach or other incident, we could be subject to indemnity claims or other damages that exceed our insurance coverage. We also cannot be certain that our insurance coverage will be adequate for data handling or data security liabilities actually incurred, that insurance will continue to be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, including our financial condition, operating results, and reputation.

Privacy concerns and laws or other regulations may reduce the effectiveness of our services and harm our business.

Users can use our services to store identifying information or information that otherwise is considered personal information. Federal, state and foreign government bodies and agencies have adopted or are considering adopting laws and regulations regarding the collection, use and disclosure of personal information obtained from consumers, businesses and other individuals and entities. Data protection, privacy, consumer protection, cybersecurity and other laws and regulations, particularly in Europe, are often more restrictive than those in the United States. The costs of compliance with, and other burdens imposed by, such laws, policies and regulations that apply to our business or our customers’ businesses may limit the use and adoption of our services and reduce overall demand for them.

These laws and regulations, which may be enforceable by private parties and/or governmental entities, are constantly evolving and can be subject to significant change. A number of new laws coming into effect and/or proposals pending before federal, state and foreign legislative and regulatory bodies could affect our business. For example, the European Commission enacted the General Data Protection Regulation (GDPR), which imposes significant obligations on companies regarding the handling of personal data and provides for penalties for noncompliance of up to the greater of 20 million euros or four percent of a company’s global revenue. Further, local data protection authorities in Europe may adopt regulations and/or guidance more stringent than the GDPR, which may impose additional compliance costs or other burdens that impact our business. In 2020, the Court of Justice of the European Union (CJEU) invalidated the EU-US Privacy Shield framework, and imposed additional obligations on companies when relying on model contractual clauses approved by the European Commission (EC) to transfer personal data from the EU to the U.S. On September 8, 2020, the Swiss Federal Data Protection and Information Commissioner invalidated the Swiss-U.S. Privacy Shield in light of the CJEU’s decision. These developments or other developments relating to cross-border data transfer may result in the EC and European data protection regulators applying differing standards for, and requiring ad hoc verification of, transfers of personal data from the European Economic Area (EEA), Switzerland, or the United Kingdom (UK) to the U.S. On June 4, 2021, the EC published new standard contractual clauses (SCCs) that are required to be implemented by companies relying on the SCCs as a basis for cross-border transfers of personal data. These or other developments relating to cross-border data transfer also may require us to change our policies and practices, engage in additional contractual negotiations, and undertake additional measures to legitimize personal data transfers, which may result in increased costs of compliance and limitations on our customers and us. This CJEU decision or other legal challenges relating to cross-border data transfers may serve as a basis for challenges to our personal data handling practices, or those of our customers, and may otherwise adversely impact our business, financial condition and operating results.

Brexit has created uncertainty around data protection issues and could lead to further legislative and regulatory changes. For example, the UK Data Protection Act of 2018 substantially implements the GDPR in the UK and was the subject of statutory amendments that further aligned it with the GDPR in 2019. In June 2021, the EC announced a decision that the UK is an “adequate country” to which personal data could be exported from the

EEA, but this decision must be renewed and may face challenges in the future, creating uncertainty regarding transfers of personal data to the UK from the EEA. It remains unclear how UK data protection laws or regulations will develop, and how data transfers to and from the United Kingdom will be regulated, over time.

In 2018, the State of California enacted the California Consumer Privacy Act (CCPA), which became operative on January 1, 2020. The CCPA requires covered companies to, among other things, provide new disclosures to California consumers and afford such consumers new abilities to opt-out of certain sales of personal information. Additionally, a new privacy law, the California Privacy Rights Act (CPRA), was approved by California voters in November 2020. The CPRA’s substantive provisions become effective on January 1, 2023, and new guidance and supporting regulations are expected to be introduced by July 1, 2022. The CPRA will replace the CCPA and may potentially result in further uncertainty and require us to incur additional costs and expenses. Further, similar privacy legislation has been proposed and/or enacted in other states. Aspects of the interpretation and enforcement of the CCPA, CPRA and other enacted and proposed state laws remain unclear. We cannot fully predict the impact of these laws on our business or operations, but they may require us to modify our data processing practices and policies and incur substantial costs and expenses in an effort to comply. There also have been a number of other recent legislative proposals in the United States, at both the federal and state level, that would impose new obligations in areas such as privacy and liability for copyright infringement by third parties.

In addition, some countries are considering or have enacted legislation requiring local storage and processing of data that could increase the cost and complexity of delivering our services. If we are unable to develop and offer services that meet our legal duties or help our customers meet their obligations under the laws or regulations relating to privacy, data protection, or information security, we may become subject to significant fines and penalties, which would harm our business.

We also expect laws, regulations, industry standards and other obligations worldwide relating to privacy, data protection, ransomware and cybersecurity to continue to evolve, and that there will continue to be new, modified, and re-interpreted laws, regulations, standards, and other obligations in these areas. We cannot yet determine the impact such future laws, regulations and standards, or amendments to or re-interpretations of, existing laws and regulations, industry standards, or other obligations may have on us or our business. Moreover, these existing and proposed laws, regulations, standards, and other actual or asserted obligations can be difficult and costly to comply with, delay or impede the development or adoption of our products and services, reduce the overall demand for our products and services, increase our operating costs, require modifications to our policies, practices, or products or services, require significant management time and attention, and slow the pace at which we close (or prevent us from closing) sales transactions. Additionally, any actual or alleged noncompliance with these laws, regulations, standards, or other actual or asserted obligations could result in negative publicity and subject us to investigations and other proceedings by regulatory authorities, claims, demands, and litigation by private entities, or other requested remedies or demands, including demands that we modify or cease existing business practices, and expose us to significant fines, penalties and other damages and liabilities. In addition to the possibility of fines, proceedings, demands, claims, and litigation, we may find it necessary or appropriate to fundamentally change our business activities and practices, including the establishment of in-region data storage or other data processing operations, or modify or cease offering certain products or services, any of which could have an adverse effect on our business. We may be unable to make such changes and modifications in a commercially reasonable manner or at all, and our ability to develop new offerings and features could be limited.

Furthermore, government agencies may seek to access sensitive information that our users upload to Box, or restrict users’ access to Box. Laws and regulations relating to government access and restrictions are evolving, and compliance with such laws and regulations could limit adoption of our services by users and create burdens on our business. Moreover, regulatory investigations into, or other proceedings by regulators or private entities involving, our compliance with privacy-related laws and regulations could increase our costs and divert management attention.

If we are not able to satisfy data protection, security, privacy, and other government- and industry-specific requirements, our growth could be harmed.

There are a number of data protection, security, privacy and other government- and industry-specific requirements, including those that require companies to notify individuals of data security incidents involving certain types of personal data. Security compromises experienced by our competitors, by our customers or by us may lead to public disclosures, which could harm our reputation, erode customer confidence in the effectiveness of our security measures, negatively impact our ability to attract new customers, or cause existing customers to elect not to renew their agreements with us. Our customers also expect, and in some instances require, us to meet voluntary certifications or adhere to guidelines or standards established by third parties, to offer particular controls, or otherwise support customer-specific requirements. Although we currently have certain certifications such as AICPA SOC 1, 2 and 3 reports, and ISO/IEC 27001, 27017, and 27018, we may not be successful in continuing to maintain these certifications or in obtaining other certifications or otherwise being able to adhere to or comply with all customer requirements. In addition, some of the industries we serve have industry-specific requirements relating to compliance with certain security and regulatory standards, such as GxP and FedRAMP, and those required by HIPAA, FINRA, and the HITECH Act. As we expand into new industries and regions, we will likely need to comply with these and other new requirements to compete effectively. We may not always be able to support or comply with all of these customer requirements. If we cannot adequately comply with these requirements, our growth could be adversely impacted, we may face a loss of customers or difficulty attracting new customers in impacted industries, and we could incur significant liability and our reputation and business could be harmed.

Risks Related to Our Technical Operations Infrastructure and Dependence on Third Parties

If we are unable to ensure that our solutions interoperate with operating systems and software applications developed by others, our service may become less competitive, and our operating results may be harmed.

We offer our services across a variety of operating systems and through the internet. We are dependent on the interoperability of our platform with third-party mobile devices, tablets, desktop and mobile operating systems, as well as web browsers that we do not control. Any changes in such systems, devices or web browsers that degrade the functionality of our services or give preferential treatment to competitive services could adversely affect usage of our services and our ability to deliver high quality services. We may not succeed in developing relationships with key participants in the mobile industry or in developing services that operate effectively with these operating systems, networks, infrastructure, devices, web browsers and standards. In the event that our users experience difficulty accessing and using our services, our user growth may be harmed, and our business and operating results could be adversely affected.

If we fail to effectively manage our technical operations infrastructure, our customers may experience service outages and delays in the deployment of our services, which may adversely affect our business.

We have experienced significant growth in the number of users and the amount of data that our operations infrastructure supports. We seek to maintain sufficient excess capacity in our operations infrastructure to meet our customers’ needs. We also seek to maintain excess capacity to facilitate the rapid provisioning of new customer deployments and the expansion of existing customer deployments. In addition, we need to properly manage our technological operations infrastructure in order to support version control, changes in hardware and software parameters and the evolution of our services. However, the provision of new hosting infrastructure requires significant lead-time. We have experienced, and may in the future experience, website disruptions, incidents of data corruption and loss, service outages and other performance problems. These problems may be caused by a variety of factors, including infrastructure changes, changes to our core services architecture, changes to our infrastructure necessitated by legal and compliance requirements governing the storage and transmission of data, human or software errors, viruses, security attacks, fraud, spikes in customer usage, primary and redundant hardware or connectivity failures, dependent data center and other service provider failures and denial of service issues. Additionally, our ability to properly manage our technical operations infrastructure depends on the reliability of the global supply chain for hardware, network, and platform infrastructure equipment. Significant and unforeseen disruptions to the supply chain may impede our ability to meet our infrastructure capacity requirements. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time, which may harm our reputation and operating results. Furthermore, if we encounter any of these problems in the future, our customers may lose access to important data or experience data corruption or service outages that may subject us to financial penalties, other liabilities and customer losses. If our operations infrastructure fails to keep pace with increased sales, customers may experience delays as we seek to obtain additional capacity, which could adversely affect our reputation and our business.

Interruptions or delays in service from our third-party data center hosting facilities and cloud computing and hosting providers could impair the delivery of our services and harm our business.

We currently store and process our customers’ information within multiple third-party data center hosting facilities located in Nevada and, increasingly, in third-party cloud computing and hosting facilities inside and outside of the United States. As we continue to migrate more of our storage and processing operations to cloud computing and hosting facilities operated by third parties, our service will become more susceptible to interruptions or delays that are out of our direct control. Similarly, as part of our disaster recovery arrangements, our production environment and metadata related to our customers’ data is currently replicated in near real time in facilities located in Nevada. In addition, all of our customers’ data is typically replicated on third-party storage platforms located inside and outside of the United States. These facilities may be located in areas prone to natural disasters and may experience events such as earthquakes, floods, fires, power loss, telecommunications failures and similar events. They may also be subject to break-ins, sabotage, intentional acts of vandalism, cyber-attacks and similar misconduct, including by state-sponsored or otherwise well-funded actors. Any damage to, or failure of, our systems generally, or those of the third-party cloud computing and hosting providers, could result in interruptions in our service, which may reduce our revenue, cause us to issue credits or pay penalties, cause customers to terminate their subscriptions and adversely affect our renewal rate and our ability to attract new customers. In addition, we may not have adequate insurance coverage to compensate for losses from a major interruption. Our business will also be harmed if our customers and potential customers believe our service is unreliable. Despite precautions taken at our third-party data center hosting facilities, the occurrence of disasters, security issues (including an act of terrorism or an armed conflict), certain geopolitical events, labor or trade disputes, or pandemics (such as COVID-19), could lead to a decision to close the facilities without adequate notice or other unanticipated problems that result in lengthy interruptions in our service or cause us to not comply with certification requirements. Even with the disaster recovery arrangements, we have never performed a full live failover of our services and, in an actual disaster, we could learn our recovery arrangements are not sufficient to address all possible scenarios and our service could be interrupted for a longer period than expected. We have encountered issues in the past, and may again in the future, that have caused Box services to be temporarily unavailable. As we migrate from data centers we currently operate to third-party cloud computing and hosting providers, we may move or transfer our data and our customers’ data. Despite precautions taken during any of these data center moves and data transfers, any unsuccessful data transfers may impair the delivery of our service and materially and adversely disrupt our operations and our service delivery to our customers, which could result in contractual penalties or damage claims from customers. In addition, changes to our data center infrastructure could occur over a period longer than planned, require greater than expected investment and other internal and external resources and cause us to incur increased costs as we operate multiple data center facilities. It may also take longer than expected to realize the intended benefits from any data center infrastructure migrations and improvements, and disruptions or unexpected costs may continue to occur while we enhance our data center infrastructure.

Our services are becoming increasingly mission-critical for our customers and if these services fail to perform properly or if we are unable to scale our services to meet our customers’ needs, our reputation could be adversely affected, our market share could decline and we could be subject to liability claims.

Our services are becoming increasingly mission-critical to our customers’ business operations, as well as their ability to comply with legal requirements, regulations, and standards such as GxP, FINRA, HIPAA, and

FedRAMP. These services and offerings are inherently complex and may contain material defects or errors that could cause interruptions in the availability of our services, as well as user error, which could result in loss or delayed market acceptance and sales, breach of contract or warranty claims, issuance of sales credits or refunds for prepaid amounts related to unused subscription services, loss of customers, diversion of development and customer service resources, and harm to our reputation. The costs incurred in correcting any material defects or errors might be substantial and could adversely affect our operating results. Further, our errors and omissions insurance may be inadequate or may not be available in the future on acceptable terms, or at all. In addition, our insurance may not cover all claims made against us and defending a lawsuit, regardless of its merit, could be costly and divert management’s attention. Because of the large amount of data that we collect and manage, it is possible that hardware failures, software errors, errors in our systems, or by third-party service providers, user errors, or internet outages could result in significant data loss or corruption. Furthermore, the availability or performance of our services could be adversely affected by a number of factors, including customers’ inability to access the internet, the failure of our network or software systems, security breaches or variability in customer traffic for our services. We have been, and in the future may be, required to issue credits or refunds for prepaid amounts related to unused services or otherwise be liable to our customers for damages they may incur resulting from some of these events.

Furthermore, we will need to ensure that our services can scale to meet the needs of our customers, particularly as we continue to focus on larger enterprise customers. If we are not able to provide our services at the scale required by our customers, potential customers may not adopt our solution and existing customers may not renew their agreements with us.

We rely on third parties for certain financial and operational services essential to our ability to manage our business. A failure or disruption in these services could materially and adversely affect our ability to manage our business effectively.

We rely on third parties for certain essential financial and operational services. We receive many of these services on a subscription basis from various software-as-a-service companies that are smaller and have shorter operating histories than traditional software vendors. Moreover, these vendors provide their services to us via a cloud-based model instead of software that is installed on our premises. We depend upon these vendors to provide us with services that are always available and are free of errors or defects that could cause disruptions in our business processes, and any failure by these vendors to do so, or any disruptions in networks or the availability of the internet, would adversely affect our ability to operate and manage our operations.

We employ third-party software for use in or with our services, and the inability to maintain licenses to this software, or errors in the software, could result in increased costs, or reduced service levels, which would adversely affect our business.

Our services incorporate certain third-party software obtained under open source licenses or licenses from other companies. We anticipate that we will continue to rely on such third-party software and development tools in the future. Although we believe that there are commercially reasonable alternatives to the third-party software we currently license, this may not always be the case, or it may be difficult or costly to replace. In addition, integration of the software used in our services with new third-party software may require significant work and require substantial investment of our time and resources. Also, to the extent that our services depend upon the successful operation of third-party software in conjunction with our software, any undetected errors or defects in this third-party software could prevent the deployment or impair the functionality of our services, delay the introduction of new services, result in a failure of our services, and injure our reputation. Our use of additional or alternative third-party software would require us to enter into additional license agreements with third parties. If we are unable to maintain licenses to software necessary to operate our business, or if third-party software that we use contains errors or defects, our costs may increase, or the services we provide may be harmed, which would adversely affect our business.

Our growth depends in part on the success of our strategic relationships with third parties.

In order to grow our business, we anticipate that we will continue to depend on our relationships with third parties, such as alliance partners, resellers, distributors, system integrators and developers. For example, we have entered into agreements with partners such as Google, IBM, Macnica Networks, Microsoft, Mitsui Knowledge Industry and Salesforce to market, resell, integrate with or endorse our services. Identifying partners and resellers, and negotiating and documenting relationships with them, requires significant time and resources.

We also depend on our ecosystem of system integrators, partners and developers to create applications that will integrate with our platform or permit us to integrate with their product offerings. This presents certain risks to our business, including:

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we cannot provide any assurance that these third-party applications and products meet the same quality standards that we apply to our own development efforts, and to the extent that they contain bugs or defects or otherwise fail to perform as expected, they may create disruptions in our customers’ use of our services or negatively affect our brand and reputation;

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we do not currently provide support for software applications developed by our partner ecosystem, and users may be left without support and potentially cease using our services if these system integrators and developers do not provide adequate support for their applications;

•	we cannot provide any assurance that we will be able to successfully integrate our services with our partners’ products or that our partners will continue to provide us the right to do so; and

•	these system integrators, partners and developers may not possess the appropriate intellectual property rights to develop and share their applications.

In addition, our competitors may be effective in providing incentives to third parties to favor their products or services, or to prevent or reduce subscriptions to our services. In some cases, we also compete directly with our partners’ product offerings, and if these partners stop reselling or endorsing our services or impede our ability to integrate our services with their products, our business and operating results could be adversely affected. Moreover, competitor acquisitions of our partners could result in a decrease in the number of current and potential customers, as our partners may no longer facilitate the adoption of our services by potential customers.

If we are unsuccessful in establishing or maintaining our relationships with third parties, or realizing the anticipated benefits from such partnerships, our ability to compete in the marketplace or to grow our revenue could be impaired and our operating results may suffer. Even if we are successful, we cannot assure you that these relationships will result in increased customer usage of our services or increased revenue.

Our business is subject to the risks of natural disasters, pandemics and other catastrophic events that could disrupt our business operations and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster.

The occurrence of any catastrophic event, including a pandemic (such as COVID-19), earthquake, fire, flood, tsunami, or other weather event, power loss, telecommunications failure, software or hardware malfunctions, cyber-attack, war, or terrorist attack, could result in lengthy interruptions in our service. Our corporate headquarters is located in the San Francisco Bay Area, a region known for seismic activity. Our insurance coverage may not compensate us for losses that may occur in the event of an earthquake or other significant natural disaster. In addition, pandemics, acts of terrorism or war could cause disruptions to the internet or the economy as a whole, which could have a significant impact on our business and operating results. If our or our partners’ business continuity and disaster recovery arrangements prove to be inadequate, our services could be interrupted. Our partners, suppliers, and customers are also subject to the risk of catastrophic events. In those events, our ability to deliver our services in a timely manner, as well as the demand for our services, may be adversely impacted by factors outside our control. If our systems were to fail or be negatively impacted as a result of a natural disaster, pandemic or other catastrophic event, our ability to deliver our services to our customers would be impaired, we could lose critical data, our reputation could suffer and we could be subject to contractual penalties.

If we overestimate or underestimate our data center capacity requirements, our operating results could be adversely affected.

We continuously evaluate our short- and long-term data center capacity requirements to ensure adequate capacity for new and existing customers while minimizing unnecessary excess capacity costs. If we overestimate the demand for our cloud content management services and therefore secure excess data center capacity, or if we are unable to meet our contractual minimum commitments, our operating margins could be reduced. If we underestimate our data center capacity requirements, we may not be able to service the expanding needs of customers and may be required to limit new customer acquisition, which would impair our revenue growth. Furthermore, regardless of our ability to appropriately manage our data center capacity requirements, only a small percentage of our customers currently use Box to organize all of their internal files, and an increase in the number of organizations, in particular large businesses and enterprises, that use our service as a larger component of their content storage requirements, could result in lower gross and operating margins or otherwise have an adverse impact on our financial condition and operating results.

Changes in laws and regulations related to the internet or changes in the internet infrastructure itself, or disruption in access to the internet or critical services on which the internet depends, may diminish the demand for our services, and could have a negative impact on our business.

The future success of our business depends upon the continued use and availability of the internet as a primary medium for commerce, communication and business services. Federal, state or foreign government bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting the use of the internet as a commercial medium. The adoption of any laws or regulations that adversely affect the growth, popularity or use of the internet, including laws or practices limiting internet neutrality, could decrease the demand for, or the usage of, our services, increase our cost of doing business, adversely affect our operating results, and require us to modify our services in order to comply with these changes. In addition, government agencies or private organizations may begin to impose taxes, fees or other charges for accessing the internet or commerce conducted via the internet. These laws or charges could limit the growth of internet-related commerce or communications generally, or result in reductions in the demand for internet-based services such as ours.

In addition, the use of the internet and, in particular, the cloud as a business tool could be adversely affected due to delays in the development or adoption of new standards and protocols to handle increased demands of internet activity, security, reliability, cost, ease of use, accessibility, and quality of service. The performance of the internet and its acceptance as a business tool have been adversely affected by “viruses,” “worms,” “denial of service attacks” and similar malicious activity. The internet has also experienced a variety of outages, disruptions and other delays as a result of this malicious activity targeted at critical internet infrastructure. These service disruptions could diminish the overall attractiveness to existing and potential customers of services that depend on the internet and could cause demand for our services to suffer.

Risks Related to Employees and Managing Our Growth

We depend on our key employees and other highly skilled personnel to grow and operate our business, and if we are unable to hire, retain and motivate our personnel, we may not be able to grow effectively.

Our future success depends upon our continued ability to identify, hire, develop, motivate and retain highly skilled personnel, representing diverse backgrounds, experiences, and skill sets, including senior management, engineers, designers, product managers, sales representatives, and customer support representatives. Identifying, recruiting, training and integrating qualified individuals will require significant time, expense and attention. In addition to hiring new employees, we must continue to focus on retaining our best employees, and fostering a diverse and inclusive work environment that enables all of our employees to prosper. Competition for highly skilled personnel is intense, particularly in the San Francisco Bay Area, where our headquarters is located. Moreover, our ability to attract and hire personnel may be materially adversely affected by changes to immigration laws or the availability of work visas. We may need to invest significant amounts of cash and equity to attract and retain new employees, and we may never realize returns on these investments. If we are not able to effectively add and retain employees, our ability to achieve our strategic objectives will be adversely impacted, and our business will be harmed.

Our success is also dependent upon contributions from our executive officers and other key employees and, in particular, Aaron Levie, our co-founder and Chief Executive Officer. There may be changes in our senior management team that could disrupt our business. The loss of one or more of our executive officers or key employees, or the failure of our senior management team to work together effectively and execute our plans and strategies, could harm our business.

Failure to adequately expand and optimize our direct sales force and successfully maintain our online sales experience could impede our growth.

We will need to continue to optimize our sales infrastructure in order to grow our customer base and business. As a result of the COVID-19 pandemic, we have temporarily curtailed most business-related travel, which may negatively impact our ability to recruit and train our sales force. Our business may be adversely affected if our efforts to expand and train our direct sales force do not generate a corresponding increase in revenue. If we are unable to hire, develop and retain talented sales personnel or if new direct sales personnel are unable to achieve desired productivity levels in a reasonable period of time, we may not realize the intended benefits of this investment or increase our revenue.

We maintain our Box website to efficiently service our high volume, low dollar customer transactions and certain customer inquiries. Our goal is to continue to evolve this online experience so it effectively serves the increasing and changing needs of our growing customer base. If we are unable to maintain an effective online solution to meet the future needs of our online customers and to eliminate fraudulent transactions occurring in this channel, we could see reduced online sales volumes as well as a decrease in our sales efficiency, which could adversely affect our results of operations.

Any acquisitions and investments we make could disrupt our business and harm our financial condition and operating results.

We have acquired, and may in the future acquire, other companies, employee teams, or technologies to complement or expand our services and grow our business. For example, in February 2021 we acquired SignRequest. We may not be able to successfully complete or integrate identified acquisitions. Moreover, we may not successfully evaluate or utilize the acquired technology or personnel, or accurately forecast the financial impact of an acquisition. The risks we face in connection with acquisitions include:

•	diversion of management time and focus from operating our business to addressing acquisition integration challenges;

•	coordination of research and development and sales and marketing functions;

•	retention of key employees from the acquired company;

•	cultural challenges associated with integrating employees from the acquired company into our organization;

•	integration of the acquired company’s technology and products into our business, particularly if the acquired company’s software and services are not easily adapted to work with our products;

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integration of the acquired company’s accounting, management information, human resources and other administrative systems, as well as the acquired operations, and any unanticipated expenses related to such integration;

•	the need to implement or improve controls, procedures, and policies at a business that prior to the acquisition may have lacked effective controls, procedures and policies;

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liability for activities of the acquired company before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

•	completing the transaction and achieving the anticipated benefits of the acquisition within the expected timeframe or at all;

•	unanticipated write-offs, expenses, charges or risks associated with the transaction;

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litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders or other third parties, which may differ from or be more significant than the risks our business faces; and

•	acquisitions could result in dilutive issuances of equity securities or the incurrence of debt.

Our failure to address these risks or other problems encountered in connection with our past or future acquisitions and investments could cause us to fail to realize the anticipated benefits of these acquisitions or investments, cause us to incur unanticipated liabilities, and harm our business generally. Future acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, amortization expenses, incremental operating expenses or the write-off of goodwill, any of which could harm our financial condition or operating results.

Our company culture has contributed to our success, and if we cannot maintain this culture as we grow, we could lose the innovation, creativity and teamwork fostered by our culture, and our business may be harmed.

We believe that our culture has been and will continue to be a key contributor to our success. We expect to continue to hire additional employees as we expand our business. If we do not continue to develop our company culture or maintain our core values as we grow and evolve both in the United States and abroad, we may be unable to foster the innovation, creativity and teamwork we believe we need to support our growth.

Risks Related to Our Intellectual Property

We may be sued by third parties for alleged infringement of their proprietary rights.

There is considerable patent and other intellectual property development activity in our industry. Our success depends on developing or licensing our own intellectual property and not infringing upon the valid intellectual property rights of others. Our competitors, as well as a number of other entities, including non-practicing entities, and individuals, may own or claim to own intellectual property relating to our industry.

From time to time, third parties have claimed, and in the future may claim, that we are infringing upon their intellectual property rights, and we may be found to be infringing upon such rights. We may be unaware of the intellectual property rights that others may claim cover some or all of our technology or services. Any claims or litigation could cause us to incur significant expenses and, if successfully asserted against us, could require that we pay substantial damages or ongoing royalty payments, prevent us from offering our services, or require that we comply with other unfavorable terms. We may also be obligated to indemnify our customers or business partners or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify services, or refund fees, which could be costly. Even if we were to prevail in such a dispute, any litigation regarding our intellectual property could be costly and time consuming and divert the attention of our management and key personnel from our business operations. During the course of any litigation, we may make announcements regarding the results of hearings and motions, and other interim developments. If securities analysts or investors regard these announcements as negative, the market price of our Class A common stock may decline.

Any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and brand.

Our success and ability to compete depend in part on our intellectual property. We primarily rely on copyright, patent, trade secret and trademark laws, trade secret protection and confidentiality or license agreements with our employees, customers, partners and others to protect our intellectual property rights. However, the steps we take to protect our intellectual property rights may be inadequate. We may not be able to obtain any further patents, and our pending applications may not lead to the issuance of patents. We may also have to expend significant resources to obtain additional patents as we expand our international operations.

In order to protect our intellectual property rights, we may spend significant resources to monitor and protect these rights. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management and may result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Accordingly, we may not be able to prevent third parties from infringing upon or misappropriating our intellectual property. Our failure to secure, protect and enforce our intellectual property rights could materially adversely affect our brand and adversely impact our business.

Our services contain open source software, and we license some of our software through open source projects, which may pose particular risks to our proprietary software, products, and services in a manner that could have a negative impact on our business.

We use open source software in our services and will use open source software in the future. In addition, we regularly contribute software source code to open source projects under open source licenses or release internal software projects under open source licenses, and anticipate doing so in the future. The terms of many open source licenses to which we are subject have not been interpreted by U.S. or foreign courts, and there is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to provide or distribute our services. Additionally, from time to time third parties may claim ownership of, or demand release of, the open source software or derivative works that we developed using such software, which could include our proprietary source code, or otherwise seek to enforce the terms of the applicable open source license. These claims could result in litigation and could require us to make our software source code freely available, purchase a costly license or cease offering the implicated services unless and until we can re-engineer them to avoid infringement. This re-engineering process could require significant additional research and development resources, and we may not be able to complete it successfully. In addition to risks related to license requirements, use of certain open source software can lead to greater risks than use of third-party commercial software, as open source code may contain bugs or other defects and open source licensors generally do not provide warranties or controls on the functionality or origin of software. Additionally, because any software source code we contribute to open source projects is publicly available, our ability to protect our intellectual property rights with respect to such software source code may be limited or lost entirely, and we cannot prevent our competitors or others from using such contributed software source code. Any of these risks could be difficult to eliminate or manage and could have a negative effect on our business, financial condition and operating results.

Risks Related to Our Financial Position and Need for Additional Capital

We may require additional capital to support our operations or the growth of our business, and we cannot be certain that this capital will be available on reasonable terms when required, or at all.

On occasion, we may need additional financing for a variety of reasons, including operating or growing our business, responding to business opportunities, undertaking acquisitions, or repaying our convertible senior notes. For example, in May 2021, we issued and sold 500,000 shares of our Series A Convertible Preferred Stock for an aggregate purchase price of $500 million. Our ability to obtain additional financing, if and when required, will depend on investor and lender demand, our operating performance, the condition of the capital markets and other factors. We cannot guarantee that additional financing will be available to us on favorable terms when required, or at all. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our Class A common stock, and our existing stockholders may experience dilution. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support the operation or growth of our business could be significantly impaired and our operating results may be harmed.

Financing agreements we are party to or may become party to may contain operating and financial covenants that restrict our business and financing activities.

Our senior credit facility contains certain operating and financial restrictions and covenants that may restrict our and our subsidiaries’ ability to, among other things, incur indebtedness, grant liens on our assets, make loans or investments, consummate certain merger and consolidation transactions, dispose of assets, incur contractual obligations and commitments and enter into affiliate transactions, subject in each case to customary exceptions. We are also required to comply with a maximum senior secured leverage ratio, a maximum total leverage ratio and a minimum interest coverage ratio. These restrictions and covenants, as well as those contained in any future financing agreements that we may enter into, may restrict our ability to finance our operations, engage in, expand or otherwise pursue our business activities and strategies. Our ability to comply with these covenants may be affected by events beyond our control, and breaches of these covenants could result in a default under the senior credit facility and any future financial agreements that we may enter into and under other arrangements containing cross-default provisions. If not waived, defaults could cause our outstanding indebtedness under our senior credit facility and any future financing agreements that we may enter into to become immediately due and payable, and permit our lenders to terminate their lending commitments and to foreclose upon any collateral securing such indebtedness.

Risks Related to Financial, Accounting, Tax and Other Legal Matters

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act and the listing standards of the New York Stock Exchange (NYSE). We expect that compliance with these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time consuming and costly, and place significant strain on our personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures, and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is properly recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. We are also continuing to improve our internal control over financial reporting. We have expended, and anticipate that we will continue to expend, significant resources in order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting.

Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business, including increased complexity resulting from our international expansion. Further, weaknesses in our disclosure controls or our internal control over financial reporting may be discovered in the future. Additionally, to the extent that we acquire other businesses, the acquired company may not have a sufficiently robust system of internal controls and we may uncover new deficiencies. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting could also adversely affect the results of management reports and independent registered public accounting firm audits of our internal control over financial reporting that we are required to include in our periodic reports that we file with the SEC. Ineffective disclosure controls and procedures, and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the market price of our Class A common stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the NYSE.

Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on our business and operating results, and cause a decline in the market price of our Class A common stock.

Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the United States.

Generally accepted accounting principles in the United States are subject to interpretation by the FASB, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change. These or other changes in accounting principles could adversely affect our financial results. Any difficulties in implementing these pronouncements could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.

Tax laws or regulations could be enacted or changed and existing tax laws or regulations could be applied to us or to our customers in a manner that could increase the costs of our services and adversely impact our business.

The application of federal, state, local and international tax laws to services provided electronically is unclear and continuously evolving. Income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted or amended at any time, such as the Tax Cuts and Jobs Act in the United States, possibly with retroactive effect, and could be applied solely or disproportionately to services provided over the internet. These enactments or amendments could adversely affect our sales activity due to the inherent cost increase the taxes would represent and ultimately result in a negative impact on our operating results and cash flows.

In addition, existing tax laws, statutes, rules, regulations or ordinances could be interpreted or applied adversely to us, possibly with retroactive effect, which could require us or our customers to pay additional tax amounts, as well as require us or our customers to pay fines or penalties, as well as interest for past amounts. If we are unsuccessful in collecting such taxes due from our customers, we could be held liable for such costs, thereby adversely impacting our operating results and cash flows.

We may be subject to additional tax liabilities.

We are subject to income, sales, use, value added and other taxes in the United States and other countries in which we conduct business, and such laws and rates vary by jurisdiction. Our income tax obligations are based in part on our corporate structure and intercompany arrangements, including the manner in which we acquire, develop, value, and use our intellectual property and the valuations of our intercompany transactions. Certain jurisdictions in which we do not collect sales, use, value added or other taxes on our sales may assert that such taxes are applicable, which could result in tax assessments, penalties and interest, and we may be required to collect such taxes in the future. Judgment is required in determining our worldwide provision for income taxes. These determinations are highly complex and require detailed analysis of the available information and applicable statutes and regulatory materials. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe our tax estimates are reasonable, the final determination of tax audits and any related litigation could be materially different from our historical tax practices, provisions and accruals. If we receive an adverse ruling as a result of an audit, or we unilaterally determine that we have misinterpreted provisions of the tax regulations to which we are subject, there could be a material effect on our tax provision, net loss or cash flows in the period or periods for which that determination is made. In addition, liabilities associated with taxes are often subject to an extended or indefinite statute of limitations period. Therefore, we may be subject to additional tax liability (including penalties and interest) for a particular year for extended periods of time.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

As of January 31, 2022, we had U.S. federal net operating loss carryforwards of approximately $700.2 million, state net operating loss carryforwards of approximately $571.2 million, and foreign net operating loss carryforwards of approximately $313.0 million. Under Sections 382 and 383 of Internal Revenue Code of 1986, as amended (the “Code”), if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes, such as research tax credits, to offset its post-change income and taxes may be limited. In general, an “ownership change” occurs if there is a cumulative change in our ownership by “5% shareholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. If we experience ownership changes as a result of future transactions in our stock, then we may be further limited in our ability to use our net operating loss carryforwards and other tax assets to reduce taxes owed on the net taxable income that we earn. Any such limitations on the ability to use our net operating loss carryforwards and other tax assets could adversely impact our business, financial condition and operating results.

We are subject to governmental export controls that could impair our ability to compete in international markets due to licensing requirements and economic sanctions programs that subject us to liability if we are not in full compliance with applicable laws.

Certain of our services are subject to export controls, including the U.S. Department of Commerce’s Export Administration Regulations and various economic and trade sanction regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls. The provision of our products and services must comply with these laws. The U.S. export control laws and U.S. economic sanctions laws include prohibitions on the sale or supply of certain products and services to U.S. embargoed or sanctioned countries, governments, persons and entities and also require authorization for the export of encryption items. In addition, various countries regulate the import of certain encryption technology, including through import permitting and licensing requirements, and have enacted laws that could limit our ability to distribute our services or could limit our customers’ ability to implement our services in those countries.

Although we take precautions to prevent our services from being provided in violation of such laws, our solutions may have been in the past, and could in the future be, provided inadvertently in violation of such laws, despite the precautions we take. If we fail to comply with these laws, we and our employees could be subject to civil or criminal penalties, including the possible loss of export privileges, monetary penalties, and, in extreme cases, imprisonment of responsible employees for knowing and willful violations of these laws. We may also be adversely affected through penalties, reputational harm, loss of access to certain markets, or otherwise.

Changes in tariffs, sanctions, international treaties, export/import laws and other trade restrictions or trade disputes may delay the introduction and sale of our services in international markets, prevent our customers with international operations from deploying our services or, in some cases, prevent the export or import of our services to certain countries, governments, persons or entities altogether. Any change in export or import regulations, economic sanctions or related laws, shift in the enforcement or scope of existing regulations, or change in the countries, governments, persons or technologies targeted by such regulations, could result in decreased use of our services, or in our decreased ability to export or sell our services to existing or potential customers with international operations. Any decrease in the use of our services or limitation on our ability to export or sell our services would likely adversely affect our business, financial condition and operating results.

Failure to comply with anti-bribery, anti-corruption, and anti-money laundering laws could subject us to penalties and other adverse consequences.

We are subject to the Foreign Corrupt Practices Act (FCPA), the U.K. Bribery Act and other anti-corruption, anti-bribery and anti-money laundering laws in various jurisdictions both domestic and abroad. In addition to our own sales force, we also leverage third parties to sell our products and services and conduct our business abroad. We and our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and may be held liable for the corrupt or other illegal activities of these third-party business partners and intermediaries, our employees, representatives, contractors, channel partners, and agents, even if we do not explicitly authorize such activities. While we have policies and procedures to address compliance with such laws, we cannot assure you that our employees and agents will not take actions in violation of our policies or applicable law, for which we may be ultimately held responsible. Any violation of the FCPA or other applicable anti-bribery, anti-corruption, and anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges, severe criminal or civil sanctions, or suspension or debarment from U.S. government contracts, all of which may have an adverse effect on our reputation, business, operating results and prospects.

Risks Related to Ownership of Our Class A Common Stock

Anti-takeover provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law contain provisions which could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by our board of directors. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws include provisions:

•	authorizing a classified board of directors whose members serve staggered three-year terms;

•

authorizing “blank check” preferred stock, which could be issued by our board of directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to our Class A common stock;

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	limiting the ability of our stockholders to call and bring business before special meetings;

•	requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our board of directors; and

•	controlling the procedures for the conduct and scheduling of board directors and stockholder meetings.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation Law, which prevents certain stockholders holding more than 15% of our outstanding capital stock from engaging in certain business combinations without approval of the holders of at least two-thirds of our outstanding Class A common stock not held by such stockholder.

Any provision of our amended and restated certificate of incorporation, amended and restated bylaws or Delaware law that has the effect of delaying, preventing or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our capital stock, and could also affect the price that some investors are willing to pay for our Class A common stock.

The market price of our Class A common stock has been and may continue to be volatile, and you could lose all or part of your investment.

The market price of our Class A common stock has been and may continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control and may not be related to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus, factors that could cause fluctuations in the market price of our Class A common stock include the following:

•	price and volume fluctuations in the overall stock market from time to time;

•	volatility in the market prices and trading volumes of technology stocks;

•	changes in operating performance and stock market valuations of other technology companies generally or those in our industry in particular;

•	purchases and sales of shares of our Class A common stock by us or our stockholders;

•	whether our results of operations meet the expectations of securities analysts or investors and changes in actual or future expectations of investors or securities analysts;

•	the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;

•	announcements by us or our competitors of new products or services;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	rumors and market speculation involving us or other companies in our industry;

•	actual or anticipated changes in our operating results or fluctuations in our operating results;

•	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;

•	litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	announced or completed acquisitions of businesses or technologies by us or our competitors;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•	network or service outages, internet disruptions, the availability of our service, security breaches or perceived security breaches and vulnerabilities;

•	changes in accounting standards, policies, guidelines, interpretations or principles;

•	actions instituted by activist shareholders or others;

•	any significant change in our management; and

•	general economic conditions and slow or negative growth of our markets.

In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. Any future securities litigation could result in substantial costs and a diversion of our management’s attention and resources.

Servicing our future debt may require a significant amount of cash, and we may not have sufficient cash flow from our business to settle conversions of our convertible senior notes in cash, repay the convertible senior notes at maturity, or repurchase the convertible senior notes as required following a fundamental change.

In January 2021, we issued $345.0 million aggregate principal amount of convertible senior notes (the “Notes”). Prior to October 15, 2025, the Notes are convertible at the option of the holders only under certain conditions or upon occurrence of certain events. We have made an irrevocable election to settle the principal of the Notes in cash upon any conversion of the Notes. As a result, if holders of the Notes elect to convert their Notes, we will be required to make cash payments in respect of the Notes being converted. Holders of the Notes also have the right to require us to repurchase all or a portion of their Notes upon the occurrence of a fundamental change (as defined in the indenture governing the Notes) at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest. If the Notes have not previously been converted or repurchased, we will be required to repay the Notes in cash at maturity.

Our ability to make required cash payments in connection with conversions of the Notes, repurchase the Notes in the event of a fundamental change, or to repay or refinance the Notes at maturity will depend on market conditions and our past and expected future performance, which is subject to economic, financial, competitive, and other factors beyond our control. We also may not use the cash proceeds we raised through the issuance of the Notes in an optimally productive and profitable manner. Since inception, our business has generated net losses, and we may continue to incur significant losses. As a result, we may not have enough available cash or be able to obtain financing, or financing at acceptable terms, at the time we are required to repurchase or repay the Notes or pay cash with respect to Notes being converted.

In addition, our ability to repurchase or pay cash upon conversion or at maturity of the Notes may be limited by law or regulatory authority. Our failure to repurchase Notes following a fundamental change or to pay cash upon conversion or at maturity of the Notes as required by the indenture would constitute a default under such indenture. A default under the indenture or the fundamental change itself could also lead to a default under our senior credit facility, our other outstanding indebtedness, or agreements governing our future indebtedness and could have a material adverse effect on our business, results of operations, and financial condition. If the payment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the Notes or to pay cash upon conversion or at maturity of the Notes.

The capped call transactions we entered into in connection with the issuance of the Notes may affect the value of our Class A common stock.

In connection with the issuance of the Notes, we entered into capped call transactions with various counterparties. The capped call transactions cover, subject to customary adjustments, the number of shares of our Class A common stock initially underlying the Notes. The capped call transactions are expected generally to reduce or offset the potential dilution to our Class A common stock upon any conversion of the Notes with such reduction or offset, as the case may be, subject to a cap based on the cap price.

From time to time, the counterparties to the capped call transactions or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our Class A common stock and/or purchasing or selling our Class A common stock or other securities of ours in secondary market transactions prior to the maturity of the Notes. This activity could also cause or prevent an increase or a decrease in the market price of our Class A common stock or the Notes.

We are subject to counterparty risk with respect to the capped call transactions.

The counterparties to the capped call transactions that we entered into are financial institutions, and we will be subject to the risk that one or more of the counterparties may default or otherwise fail to perform, or may exercise certain rights to terminate, their obligations under the capped call transactions. Our exposure to the credit risk of the counterparties will not be secured by any collateral.

Global economic conditions have in the past resulted in the actual or perceived failure or financial difficulties of many financial institutions. If a counterparty to one or more capped call transactions becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at the time under such transaction. Our exposure will depend on many factors but, generally, our exposure will increase if the market price or the volatility of our Class A common stock increases. In addition, upon a default or other failure to perform, or a termination of obligations, by a counterparty, the counterparty may fail to deliver the consideration required to be delivered to us under the capped call transactions and we may experience more dilution than we currently anticipate with respect to our Class A common stock. We can provide no assurances as to the financial stability or viability of the counterparties.

Our business could be negatively affected as a result of actions of activist shareholders.

We value constructive input from investors and regularly engage in dialogue with our shareholders regarding strategy and performance. Our board of directors and management team are committed to acting in the best interests of all of our shareholders.

Responding to actions by activist shareholders could be costly and time-consuming, disrupt our operations and divert the attention of management and our employees. For example, we were recently engaged in a proxy contest with an activist shareholder that was very costly and diverted a significant amount of time from our board of directors and management. Additionally, perceived uncertainties as to our future direction as a result of shareholder activism or changes to the composition of our board of directors may lead to the perception of a change in the direction of our business or other instability, which may be exploited by our competitors and/or other activist shareholders and cause concern to our current or potential customers, employees, investors, strategic partners and other constituencies, which could result in lost sales and the loss of business opportunities and make it more difficult to attract and retain qualified personnel and business partners. If customers choose to delay, defer or reduce transactions with us or do business with our competitors instead of us, then our business, financial condition and operating results would be adversely affected. In addition, our share price could experience periods of increased volatility as a result of shareholder activism.

The holders of Series A Convertible Preferred Stock are entitled to vote on an as-converted to Class A common stock basis and have rights to approve certain actions. Additionally, KKR may exercise influence over us through their ability to designate a member of our board of directors.

In May 2021, we issued 500,000 shares of our Series A Convertible Preferred Stock to a group of investors led by KKR & Co. Inc. (“KKR,” and such group of investors, the “Investors”). The holders of our Series A Convertible Preferred Stock are generally entitled to vote with the holders of our Class A common stock on all matters submitted for a vote of holders of shares of Class A common stock (voting together with the holders of shares of Class A common stock as one class) on an as-converted basis.

Pursuant to that certain Investment Agreement dated April 7, 2021, by and among Box, Inc. and Powell Investors III L.P., KKR-Milton Credit Holdings L.P., KKR-NYC Credit C L.P., Tailored Opportunistic Credit Fund, and CPS Holdings (US) L.P. (the “Investment Agreement”), KKR has the right to designate one candidate for nomination for election to our board of directors for so long as KKR and its permitted transferees maintain minimum aggregate holdings of our stock as described in further detail in the Investment Agreement. Notwithstanding the fact that all directors are subject to fiduciary duties to us and to applicable law, the interests of the KKR director designee may differ from the interests of our security holders as a whole or of our other directors.

Additionally, the consent of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock is required in order for us to take certain actions, including issuances of securities that are senior to, or equal in priority with, the Series A Convertible Preferred Stock, and payments of special dividends in excess of an agreed upon amount.

As a result, the holders of Series A Convertible Preferred Stock may in the future have the ability to influence the outcome of certain matters affecting our governance and capitalization.

The issuance of shares of our Series A Convertible Preferred Stock reduces the relative voting power of holders of our Class A common stock, and the conversion of those shares into shares of our Class A common stock would dilute the ownership of Class A common stockholders and may adversely affect the market price of our Class A common stock.

The holders of our Series A Convertible Preferred Stock are entitled to vote, on an as-converted basis, together with holders of our Class A common stock on all matters submitted to a vote of the holders of our Class A common stock, which reduces the relative voting power of the holders of our Class A common stock. In addition, the conversion of our Series A Convertible Preferred Stock into Class A common stock would dilute the ownership interest of existing holders of our Class A common stock, and any conversion of the Series A Convertible Preferred Stock would increase the number of shares of our Class A common stock available for public trading, which could adversely affect prevailing market prices of our Class A common stock.

Our Series A Convertible Preferred Stock has rights, preferences and privileges that are not held by, and are preferential to the rights of, our Class A common stockholders, which could adversely affect our liquidity and financial condition.

The holders of our Series A Convertible Preferred Stock have the right to receive a payment on account of the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of our business before any payment may be made to holders of any other class or series of capital stock. In addition, dividends on the Series A Convertible Preferred Stock accrue and are cumulative at the rate of 3.0% per annum, compounding quarterly, and paid-in-kind or paid in cash, at our election.

The holders of our Series A Convertible Preferred Stock also have certain redemption rights, including the right to require us to repurchase all or any portion of the Series A Convertible Preferred Stock at any time following the seventh anniversary of the original issuance date, at 100% of the liquidation preference thereof plus all accrued but unpaid dividends. In addition, upon prior written notice of certain change of control events, the shares of the Series A Convertible Preferred Stock will automatically be redeemed by us for a repurchase price equal to the greater of (i) the value of the shares of Series A Convertible Preferred Stock as converted into Class A common stock at the then-current conversion price and (ii) an amount in cash equal to 100% of the then-current liquidation preference thereof plus all accrued but unpaid dividends. In the case of clause (ii) above, we will also be required to pay the holders of our Series A Convertible Preferred Stock a “make-whole” premium consisting of dividends that would have otherwise accrued from the effective date of such change of control through the fifth anniversary of the original issuance date.

These dividend and share repurchase obligations could impact our liquidity and reduce the amount of cash flows available for working capital, capital expenditures, growth opportunities, acquisitions, and other general corporate purposes. Our obligations to the holders of our Series A Convertible Preferred Stock could also limit our ability to obtain additional financing, which could have an adverse effect on our financial condition. The preferential rights could also result in divergent interests between the holders of our Series A Convertible Preferred Stock and holders of our Class A common stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, our market or our competitors, or if they adversely change their recommendations regarding our Class A common stock, the market price of our Class A common stock and trading volume could decline.

The trading market for our Class A common stock is influenced, to some extent, by the research and reports that securities or industry analysts publish about us, our business, our market or our competitors. If any of the analysts who cover us adversely change their recommendations regarding our Class A common stock or provide more favorable recommendations about our competitors, the market price of our Class A common stock would likely decline. If any of the analysts who cover us cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price of our Class A common stock or trading volume to decline.

We do not expect to declare any dividends to holders of our Class A common stock in the foreseeable future.

We do not anticipate declaring any cash dividends to holders of our Class A common stock in the foreseeable future. Consequently, investors may need to rely on sales of our Class A common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase shares of our Class A common stock.

Risks Related to Ownership of Our Series A Convertible Preferred Stock

Our Series A Convertible Preferred Stock has rights, preferences, and privileges that are not held by, and are preferential to, the rights of holders of our Class A common stock, which could adversely affect our liquidity and financial condition.

The holders have the right under the Certificate of Designations designating the Series A Convertible Preferred Stock, a form of which is attached as Exhibit A to the Investment Agreement (“Certificate of Designations”) to receive a liquidation preference entitling them to be paid an amount per share equal to the greater of (i) $1,000 per share, plus all accrued and unpaid dividends and (ii) the amount that the holder of Series A Convertible Preferred Stock would have been entitled to receive at such time if the Series A Convertible Preferred Stock were converted into Class A common stock. In addition, the holders are entitled to dividends on the original purchase price of $1,000 per share at a rate of 3.0% per annum, that will, at the Company’s election, either be paid in cash, or, if not, will accrue and accumulate, in each case, accruing daily and paid quarterly in arrears. The holders are also entitled to participate in dividends declared or paid on the Class A common stock on an as-converted basis.

The Series A Convertible Preferred Stock will rank junior to all of our liabilities in the event of a bankruptcy, liquidation or winding-up.

In the event of bankruptcy, liquidation or winding-up, our assets will be available to pay obligations on the Series A Convertible Preferred Stock only after all of our liabilities have been paid. In addition, the Series A Convertible Preferred Stock effectively ranks junior to all existing and future liabilities of our subsidiaries. In the event of bankruptcy, liquidation or winding-up, there may not be sufficient assets remaining, after paying our liabilities, to pay amounts due on the Series A Convertible Preferred Stock.

An active trading market for the Series A Convertible Preferred Stock does not exist and may not develop.

The Series A Convertible Preferred Stock has no established trading market and is not listed on any securities exchange. Since the Series A Convertible Preferred Stock has no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We cannot assure you that an active trading market in the Series A Convertible Preferred Stock will develop and, even if it develops, we cannot assure you that it will last. In either case, the trading price of the Series A Convertible Preferred Stock could be adversely affected and holders’ ability to transfer shares of Series A Convertible Preferred Stock will be limited.

The market price of the Series A Convertible Preferred Stock will be directly affected by the market price of our Class A common stock, which may be volatile.

To the extent that a secondary market for the Series A Convertible Preferred Stock develops, we believe that the market price of the Series A Convertible Preferred Stock will be significantly affected by the market price of our Class A common stock. We cannot predict how shares of our Class A common stock will trade in the future. This may result in greater volatility in the market price of the Series A Convertible Preferred Stock than would be expected for nonconvertible preferred stock.

The market price of our Class A common stock will likely fluctuate in response to a number of factors, including the following:

•	actual or anticipated quarterly fluctuations in our operating and financial results;

•	developments related to investigations, proceedings or litigation that involves us;

•	changes in financial estimates and recommendations by financial analysts;

•	dispositions, acquisitions and financings;

•	additional issuances by us of Class A common stock;

•	additional issuances by us of other series or classes of preferred stock;

•	actions of holders of our Class A common stock, including sales of Class A common stock by stockholders and our directors and executive officers;

•	changes in the ratings of other of our securities;

•	fluctuations in the stock price and operating results of our competitors;

•	government reactions to current economic and market conditions; and

•	regional, national and global political and economic conditions and other factors.

The market price of our Class A common stock may also be affected by market conditions affecting the stock markets in general, including price and trading fluctuations on the New York Stock Exchange. These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, the Class A common stock and (ii) sales of substantial amounts of the Class A common stock in the market, in each case that could be unrelated or disproportionate to changes in our operating performance.

These broad market fluctuations may adversely affect the market prices of our Class A common stock, and, in turn, the Series A Convertible Preferred Stock.

In addition, we expect that the market price of the Series A Convertible Preferred Stock will be influenced by yield and interest rates in the capital markets and our perceived creditworthiness.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our Class A common stock or the Series A Convertible Preferred Stock and may negatively impact the holders’ investment.

Except in certain circumstances, we are not restricted from issuing additional shares of Class A common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A common stock or preferred stock or any substantially similar securities. The market price of our Class A common stock or Series A Convertible Preferred Stock could decline as a result of sales of a large number of shares of Class A common stock or Series A Convertible Preferred Stock or similar securities in the market or the perception that such sales could occur. For example, if we issue preferred stock in the future that has a preference over our Class A common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding-up, or if we issue preferred stock with voting rights that dilute the voting power of our Class A common stock, the rights of holders of our Class A common stock or the market price of our common stock could be adversely affected.

In addition, each share of Series A Convertible Preferred Stock will initially be convertible at the option of the holder thereof into shares of our Class A common stock. The conversion of some or all of the Series A Convertible Preferred Stock will dilute the ownership interest of our existing holders of Class A common stock. Any sales in the public market of our Class A common stock issuable upon such conversion could adversely affect prevailing market prices of the outstanding shares of our Class A common stock and Series A Convertible Preferred Stock. In addition, the existence of our Series A Convertible Preferred Stock may encourage short selling or arbitrage trading activity by market participants because the conversion of our Series A Convertible Preferred Stock could depress the price of our equity securities. As noted above, a decline in the market price of the Class A common stock may negatively impact the market price for the Series A Convertible Preferred Stock.

The Series A Convertible Preferred Stock is subject to conversion at our option in certain circumstances after May 12, 2024 based on the trading price of our Class A common stock.

At any time after the third anniversary of the Series A closing date, if the closing price of the Class A common stock is at least 200% of the conversion price for at least 20 trading days during the 30 consecutive trading days immediately preceding the date we notify the holders of our election to convert, we will be entitled, but not required, to convert the Series A Convertible Preferred Stock, in whole but not in part, into Class A common stock. Following any such conversion, a holder will no longer be entitled to the dividend or other rights associated with the Series A Convertible Preferred Stock.

The Series A Convertible Preferred Stock has not been rated.

The Series A Convertible Preferred Stock has not been rated by any nationally recognized statistical rating organization. This may affect the market price of the Series A Convertible Preferred Stock.

The Series A Convertible Preferred Stock may only be redeemed at the option of the holder in limited circumstances.

The shares of Series A Convertible Preferred Stock, unlike indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Series A Convertible Preferred Stock may be required to bear the financial risks of an investment in the Series A Convertible Preferred Stock for an extended period of time. Holders have limited rights to require us to redeem the Series A Convertible Preferred Stock. Therefore, holders should be aware that they may be required to bear the financial risks of an investment in the Series A Convertible Preferred Stock for an extended period of time.

The conversion rate of the Series A Convertible Preferred Stock may not be adjusted for all dilutive events that may adversely affect the market price of the Series A Convertible Preferred Stock or the Class A common stock issuable upon conversion of the Series A Convertible Preferred Stock.

The number of shares of our Class A common stock that holders are entitled to receive upon conversion of a share of Series A Convertible Preferred Stock is subject to adjustment for certain events arising from increases in dividends or distributions in Class A common stock, subdivisions, splits, and combinations of the Class A common stock, certain issuances of stock purchase rights, options or warrants distributed in connection with a stockholder rights plan, self-tender offers and exchange offers, cash dividends or distributions, and certain other actions by us that modify our capital structure. See “Description of Capital Stock — Series A Convertible Preferred Stock.” We will not adjust the conversion rate for other events, including the issuance of Class A common stock pursuant to plans for reinvestment of dividends or interest, options or rights to purchase such shares pursuant to benefit plans or employee agreements, any option, warrant, right, or exercisable, exchangeable or convertible security or for a change in the par value of the Class A common stock. There can be no assurance that an event that adversely affects the value of the Series A Convertible Preferred Stock, but does not result in an adjustment to the conversion rate, will not occur. Further, if any of these other events adversely affects the market price of our Class A common stock, it may also adversely affect the market price of the Series A Convertible Preferred Stock. In addition, we are not restricted from offering common stock in the future or engaging in other transactions that may dilute our Class A common stock.

If our Class A common stock is delisted, your ability to transfer or sell your shares of the Series A Convertible Preferred Stock, or Class A common stock upon conversion, may be limited and the market value of the Series A Convertible Preferred Stock will be materially adversely affected.

The terms of the Series A Convertible Preferred Stock do not protect you if our Class A common stock is delisted. Because the Series A Convertible Preferred Stock has no stated maturity date, holders may be forced to elect between converting their shares of the Series A Convertible Preferred Stock into illiquid shares of our Class A common stock or holding their shares of the Series A Convertible Preferred Stock and receiving stated dividends on the stock when, as and if authorized by the board of directors and declared by us with no assurance as to ever receiving the liquidation preference. Accordingly, if the Class A common stock is delisted, the holders’ ability to transfer or sell their shares of the Series A Convertible Preferred Stock, or Class A common stock upon conversion, may be limited and the market value of the Series A Convertible Preferred Stock will be materially adversely affected.

Holders may have to pay taxes in respect of any accrued but unpaid “paid-in-kind” Dividends on the Series A Convertible Preferred Stock, or if we adjust the conversion rate of the Series A Convertible Preferred Stock in certain circumstances, even if holders do not receive any cash.

Through March 31, 2022, we have paid all Dividends in cash. However, at our election, we may elect to accrue and “pay-in-kind” one or more future Dividends on the Series A Convertible Preferred Stock. If we elect for any such Dividends to be “paid-in-kind,” we intend to take the position that the accrual of any such unpaid Dividends on the Series A Convertible Preferred Stock will not result in a taxable constructive distribution to holders of the Series A Convertible Preferred Stock. However, the Internal Revenue Service (the “IRS”) may disagree with our position. If the IRS were successful, holders may be treated as having received a constructive distribution from us, resulting in taxable income to them for U.S. federal income tax purposes, even though holders did not receive cash from the accrual of one or more Dividends.

In addition, we will adjust the conversion rate of the Series A Convertible Preferred Stock in certain circumstances, including, but not limited to, the payment of certain cash distributions with respect to our Class A common stock. Upon certain adjustments to (or certain failures to make adjustments to) the conversion rate, holders may be treated as having received a constructive distribution from us, resulting in taxable income to them for U.S. federal income tax purposes, even though holders would not receive any cash in connection with the adjustment to (or failure to adjust) the conversion rate and even though holders might not exercise their conversion right.

As a result, holders of the Series A Convertible Preferred Stock may be required to use funds from other sources to satisfy their tax liabilities arising from their ownership of the Series A Convertible Preferred Stock. In addition, non-U.S. Holders (as defined in the discussion under the heading “Material United States Federal Income Tax Considerations”) of the Series A Preferred Stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax.

Holders are urged to consult their own independent tax advisors and to read the summary discussion under the heading “Material United States Federal Income Tax Considerations” regarding the potential U.S. federal income tax consequences of any accrued but unpaid Dividends that are “paid-in-kind,” as well as with respect to any adjustment (or failure to adjust) the conversion rate on the Series A Convertible Preferred Stock.

Dividends or constructive distributions on the Series A Convertible Preferred Stock may not actually be treated as “dividends” for U.S. federal income tax purposes.

As of January 31, 2022 we do not have current or accumulated earnings and profits as calculated for US federal income tax purposes in order for Dividends to the Series A Convertible Preferred Stock to be treated as “dividends” for US federal income tax purposes, but it is possible that we may at some point in the future. As a result, to the extent that the amount of any Dividends actually paid by us in cash, as well as any other transactions treated as constructive distributions by us in respect of the Series A Convertible Preferred Stock, exceed our current or accumulated earnings and profits, it will result in the amount of any such Dividends or constructive distributions that exceed such earnings and profits being treated for U.S. federal income tax purposes first as a return of capital to the extent of the holder’s adjusted tax basis in the Series A Convertible Preferred Stock, and the excess, if any, over such adjusted tax basis as capital gain. Such treatment may generally be unfavorable for certain corporate holders that would have, for example, otherwise been entitled to a dividends-received deduction and may also be unfavorable for certain other holders.

Holders are once again urged to consult their own individual tax advisors and to read the summary discussion under the heading “Material United States Federal Income Tax Considerations” regarding the potential U.S. federal income tax consequences of the receipt of cash Dividends or the potential accrual of “paid-in-kind” Dividends, as well as other transactions that may be treated as constructive distributions in respect of the Series A Convertible Preferred Stock.

USE OF PROCEEDS

The selling securityholders will receive all of the proceeds from the sale of the Series A Convertible Preferred Stock and the Preferred Conversion Shares, if any. We will not receive any proceeds from their sales.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary of the rights of our Class A common stock, our Series A Convertible Preferred Stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws as currently in effect. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation, which have been publicly filed with the Securities and Exchange Commission, as well as to the applicable provisions of the Delaware General Corporation Law (the “DGCL”). We encourage you to read our amended and restated certificate of incorporation, amended and restated bylaws, and the applicable provisions of the DGCL carefully.

General

Our amended and restated certificate of incorporation provides for two classes of common stock and authorizes shares of undesignated preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors. On June 14, 2018, all of our outstanding shares of Class B common stock automatically converted into the same number of shares of Class A common stock pursuant to the terms of our amended and restated certification of incorporation. No additional shares of Class B common stock may be issued following such conversion. On June 15, 2018, we filed a certificate with the Secretary of State of the State of Delaware effecting the retirement and cancellation of our Class B common stock. This certificate of retirement had the additional effect of eliminating the authorized Class B common stock, thereby reducing the total number of our authorized shares of common stock by 200,000,000.

Our authorized capital stock therefore consists of 1,100,000,000 shares, $0.0001 par value per share, of which:

•	1,000,000,000 shares are designated as Class A common stock; and

•	100,000,000 shares are designated as preferred stock.

Class A Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Class A common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Stockholders do not have the ability to cumulate votes for the election of directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Class A common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Other Matters

Shares of our Class A common stock are not convertible into any other shares of our capital stock. All issued and outstanding shares of our Class A common stock are fully paid and nonassessable. Our Class A common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions.

Series A Convertible Preferred Stock

In May 2021, we filed a Certificate of Designations with the Secretary of State of the State of Delaware, establishing the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of our Series A Convertible Preferred Stock, which are described in more detail below.

Designation of Series A Convertible Preferred Stock

The Series A Convertible Preferred Stock ranks senior to the shares of the Company’s Class A common stock, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series A Convertible Preferred Stock will initially have a liquidation preference of $1,000 per share. Holders of the Series A Convertible Preferred Stock are entitled to a cumulative dividend (the “Dividend”) at the rate of 3.0% per annum, compounding quarterly, paid-in-kind or paid in cash, at the Company’s election. For any quarter in which the Company elects not to pay the Dividend in cash with respect to a share of Series A Convertible Preferred Stock, such Dividend will become part of the liquidation preference of such share, as set forth in the Certificate of Designations.

Conversion Rights

The Series A Convertible Preferred Stock is convertible at the option of the holders thereof at any time into shares of Class A common stock at an initial conversion price of $27.00 per share, subject to certain anti-dilution adjustments. At any time after the third anniversary of the date of the closing of the issuance of the Series A Convertible Preferred Stock (the “Closing Date”), if the volume weighted average price of the Class A common stock exceeds 200% of the conversion price set forth in the Certificate of Designations, for at least 20 trading days in any period of 30 consecutive trading days, including the last day of such trading period, at the election of the Company, all of the Series A Convertible Preferred Stock will be convertible into the relevant number of shares of Class A common stock.

Voting & Consent Rights

Holders of the Series A Convertible Preferred Stock are entitled to vote with the holders of the Class A common stock on an as-converted basis. Holders of the Series A Convertible Preferred Stock are entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that have an adverse effect on the Series A Convertible Preferred Stock, authorizations or issuances by the Company of securities that are senior to, or equal in priority with, the Series A Convertible Preferred Stock, increases or decreases in the number of authorized shares of Series A Convertible Preferred Stock, and payments of special dividends in excess of an agreed upon amount.

Redemption Rights

At any time following the fifth anniversary of the Closing Date, the Company may redeem some or all of the Series A Convertible Preferred Stock for a per share amount in cash equal to: (i) the sum of (x) 100% of the then-current liquidation preference thereof, plus (y) all accrued and unpaid dividends, multiplied by (ii) (A) 105% if the redemption occurs at any time on or after the fifth anniversary of the Closing Date and prior to the sixth anniversary of the Closing Date, (B) 102% if the redemption occurs at any time on or after the sixth anniversary of the Closing Date and prior to the seventh anniversary of the Closing Date, and (C) 100% if the redemption occurs at any time on or after the seventh anniversary of the Closing Date.

At any time following the seventh anniversary of the Closing Date, each holder of the Series A Convertible Preferred Stock has the right to cause the Company to redeem, ratably, in whole or, from time to time, in part, the shares of Series A Convertible Preferred Stock held by such holder for a per share amount in cash equal to the sum of (x) 100% of the then-current liquidation preference thereof, plus (y) all accrued and unpaid dividends.

Upon prior written notice of certain change of control events involving the Company, the shares of the Series A Convertible Preferred Stock shall automatically be redeemed by the Company for a repurchase price equal to the greater of (i) the value of the shares of Series A Convertible Preferred Stock as converted into Class A common stock at the then-current conversion price and (ii) an amount in cash equal to 100% of the then-current liquidation preference thereof plus all accrued but unpaid dividends. In the case of clause (ii) above, the Company will also be required to pay the holders of the Series A Convertible Preferred Stock a “make-whole” premium consisting of dividends that would have otherwise accrued from the effective date of such change of control through the fifth anniversary of the Closing Date.

Governance Rights

Pursuant to the Investment Agreement, so long as the Investors beneficially own at least 50% of the shares of Series A Convertible Preferred Stock purchased by the Investors at the closing of the Issuance on an as-converted basis, the Investors will have the right to designate a director nominee for election to our board of directors. John Park was designated by the Investors to be appointed to our board of directors in accordance with the terms and conditions of the Investment Agreement on the Closing Date.

Registration Rights Agreement

On May 12, 2021, we entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company provided to each of the Investors certain customary registration rights with respect to shares of the Company’s Series A Convertible Preferred Stock and shares of the Company’s Class A common stock issued in connection with any conversion of the Series A Convertible Preferred Stock. In addition, the Company has agreed to customary indemnification provisions relating to indemnification for any material misstatements or omissions by the Company in connection with the registration of the Investors’ Class A common stock and/or Series A Convertible Preferred Stock. This prospectus and the registration statement of which this prospectus is a part was filed pursuant to our obligation under the Registration Rights Agreement and we will use commercially reasonable efforts to cause the registration statement of which this prospectus is a part or a subsequent registration statement to be continuously effective and usable for so long as any registrable securities remain outstanding.

The holders also have the right under the Registration Right Agreement to request up to four underwritten offerings, so long as the anticipated gross proceeds of such underwritten offering is not less than $50 million (unless such holders are proposing to sell all of their remaining registrable securities, in which case no such minimum gross proceeds threshold shall apply), and the holders have the right to request unlimited non-underwritten shelf take-downs. The Registration Rights Agreement also grants each holder thereunder customary “piggyback” registration rights. If we propose to register any shares of common stock (or make an underwritten offering pursuant to a previously filed registration statement), each holder will be entitled, subject to certain exceptions, to include its registrable securities in the registration (or such underwritten offering).

The Registration Rights Agreement permits the Company to postpone the filing or use of a registration statement for a certain period (such period, a “Postponement Period”) if the filing or continued use of the registration statement would, in the good faith judgment of the Company’s board of directors (after consultation with external legal counsel) (i) require the Company to disclose material non-public information that, in the Company’s good faith judgment (after consultation with external legal counsel), the Company has a bona fide business purpose for not disclosing publicly or (ii) materially interfere with any material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction involving the Company or any of its subsidiaries then under consideration or (iii) be materially detrimental to the Company and its stockholders. There will not be more than one Postponement Period in any 180-day period and no single Postponement Period will exceed 60 days.

Anti-Takeover Provisions

Certain provisions of the DGCL, our amended and restated certificate of incorporation, and our amended and restated bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team, including the following:

Undesignated Preferred Stock. As discussed above, our board of directors has the ability to designate and issue preferred stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.

Board of Directors Vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors and promotes continuity of management.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting. Our amended and restated certificate of incorporation provides that our stockholders may not act by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of stockholders called in accordance with our amended and restated bylaws. In addition, our amended and restated bylaws provide that special meetings of the stockholders may be called only by the chairperson of our board of directors, the chief executive officer, the president (in the absence of a chief executive officer) or our board of directors. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Classified Board of Directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors is classified into three classes of directors. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our amended and restated bylaws further provides that special meetings of our stockholders may be called only by a majority of our entire board of directors, the Chair of our board of directors, or our Chief Executive Officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.

Directors Removed Only for Cause. Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A., located at 250 Royall Street, Canton, Massachusetts 02021.

Listing

Our Class A common stock is listed on the New York Stock Exchange under the symbol “BOX.”

SELLING SECURITYHOLDERS

Series A Convertible Preferred Stock and Class A Common Stock Issuable Upon Conversion of Series A Convertible Preferred Stock

On May 12, 2021, or the Closing Date, we issued and sold, for an aggregate purchase price of $500.0 million, 500,000 shares of our newly designated 3.0% Series A Convertible Preferred Stock, par value $0.0001 per share, or the Series A Convertible Preferred Stock, at a price of $1,000 per share, to ALOHA European Credit Fund, L.P., Centerbridge Credit Partners Master, L.P., Centerbridge Special Credit Partners III-Flex, L.P., CPS Holdings (US) L.P., Future Fund Board of Guardians, Illinois State Board of Investment, Indiana Public Retirement System, Kennedy Lewis Capital Partners Master Fund II L.P., KKR-Milton Credit Holdings L.P., KKR-NYC Credit C L.P., OHA AD Customized Credit Fund (International), L.P., OHA Artesian Customized Credit Fund I, L.P., OHA BCSS SSD II, L.P., OHA Black Bear Fund, L.P., OHA Centre Street Partnership, L.P., OHA Credit Solutions Master Fund II SPV, L.P., OHA Delaware Customized Credit Fund Holdings, L.P., OHA Delaware Customized Credit Fund-F, L.P., OHA Dynamic Credit ORCA Fund, L.P., OHA Enhanced Credit Strategies Master Fund, L.P., OHA KC Customized Credit Master Fund, L.P., OHA MPS SSD II, L.P., OHA SA Customized Credit Fund, L.P., OHA Strategic Credit Master Fund II, L.P., OHA Structured Products Master Fund D, L.P., OHA Tactical Investment Master Fund, L.P., OHAT Credit Fund, L.P., Powell Investors III L.P., Tailored Opportunistic Credit Fund, The Coca-Cola Company Master Retirement Trust, or the Purchasers, pursuant to that certain Investment Agreement, dated April 7, 2021, by and among the Company and Powell Investors III L.P., KKR-Milton Credit Holdings L.P., KKR-NYC Credit C L.P., Tailored Opportunistic Credit Fund, and CPS Holdings (US) L.P., or the Investment Agreement.

Subject to certain customary exceptions, including transfers to permitted transferees, the Purchasers are restricted from transferring the Series A Convertible Preferred Stock until the one year anniversary of the Closing Date. The Series A Convertible Preferred Stock is convertible, in whole or in part, into fully paid and non-assessable shares of Class A common stock at a conversion price equal to approximately $27.00 per share, subject to certain customary adjustments in the event of certain adjustments to the Class A common stock. After the third anniversary of the Closing Date, subject to certain conditions, we may at our option require conversion of all of the outstanding shares of the Series A Convertible Preferred Stock to Class A common stock if, for at least 20 trading days during the 30 consecutive trading days immediately preceding the date we notify the holders of the election to convert, the closing price of our Class A common stock is at least 200% of the conversion price.

For purposes of this prospectus, the selling securityholders include the holders set forth in the table below, as may be amended or supplemented, and their permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of its interests, or the selling securityholders. The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the Series A Convertible Preferred Stock owned or the shares of Class A common stock owned or issuable upon conversion of shares of the Series A Convertible Preferred Stock, but are not obligated to do so. The selling securityholders may sell all, some or none of their shares pursuant to this prospectus. See “Plan of Distribution.” The following table sets forth certain information as of May 10, 2022 concerning the shares of Series A Convertible Preferred Stock and Class A common stock that may be offered from time to time by the selling securityholders under this prospectus. The information set forth below is based on information provided by or on behalf of selling securityholders. In the table below, the number of shares of Class A common stock that may be offered pursuant to this prospectus is calculated based on the initial shares issued and an assumed conversion of all of the Series A Convertible Preferred Stock as of May 10, 2022, and a conversion price of approximately $27.00 per share of Series A Convertible Preferred Stock. The number of shares of Class A common stock into which the Series A Convertible Preferred Stock is convertible is subject to adjustment under certain circumstances. Accordingly, the number of shares of Class A common stock issuable upon conversion of the Series A Convertible Preferred Stock and beneficially owned and offered by the selling securityholders pursuant to this prospectus may increase or decrease from that set forth in the below table and elsewhere in this prospectus. The percentage of shares of

Class A common stock beneficially owned before and after the offering is based on (i) 148,705,944 shares of Class A common stock outstanding as of May 10, 2022 and (ii) the assumed conversion as of the date of this prospectus of all shares of Series A Convertible Preferred Stock outstanding as of May 10, 2022 into 18,518,484 shares of Class A common stock. Because the selling securityholders are not obligated to sell the offered securities, we cannot state with certainty the amount of our securities that the selling securityholders will hold upon consummation of any such sales. In addition, since the date on which the selling securityholders provided this information to us, such selling securityholders may have sold, transferred or otherwise disposed of all or a portion of the offered securities.

Information about the selling securityholders may change over time. Any changed or new information given to us by the selling securityholders will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and to the extent necessary.

Name	Number of Shares of Series A Convertible Preferred Stock Beneficially Owned Prior to Offering	Number of Shares of Class A Common Stock Beneficially Owned Prior to Offering (on an As- Converted Basis)	Percentage of Outstanding Shares of Common Stock Beneficially Owned Prior to Offering (on an As- Converted Basis)	Number of Shares of Series A Convertible Preferred Stock that May be Offered Hereby	Number of Shares of Common Stock that May be Offered Hereby	Number of Shares of Class A Common Stock Beneficially Owned After Sale of Shares that May be Offered Hereby(1)	Percentage of Outstanding Shares of Class A Common Stock Beneficially Owned After Sale of Shares that May be Offered Hereby(1)
Entities Affiliated with KKR(2)	149,999	5,555,510	3.7%	149,999	5,555,510	—	—
Entities Affiliated with Centerbridge(3)	116,667	4,320,995	2.9%	116,667	4,320,995	—	—
Kennedy Lewis Capital Partners Master Fund II L.P.(4)	116,667	4,320,995	2.9%	116,667	4,320,995	—	—
Oak Hill Advisor Entities(5)	116,667	4,320,984	2.9%	116,667	4,320,984	—	—

(1)

The selling securityholders have not informed us, and we do not know, when or in what amounts the selling securityholders may offer for sale the shares of Series A Convertible Preferred Stock or Preferred Conversion Shares pursuant to this offering. For purposes of this table, we have assumed that the selling securityholders will have sold all of the shares of Series A Convertible Preferred Stock and the Preferred Conversion Shares covered by this prospectus upon the completion of this offering.

(2)

Represents 113,240 shares held by Powell Investors III L.P., 20,293 shares held by Tailored Opportunistic Credit Fund, 7,379 shares held by KKR-NYC Credit C L.P., 6,088 shares held by KKR-Milton Credit Holdings L.P. and 2,999 shares held by CPS Holdings (US) L.P. As of May 10, 2022, the Series A Preferred Shares held by these KKR-affiliated entities are convertible into 5,555,510 shares of Class A common stock. KKR Special Situations Fund III Limited is the general partner of Powell Investors III L.P. KKR Dislocation Opportunities (EEA) Fund SCSp is the sole shareholder of KKR Special Situations Fund III Limited. KKR Associates Dislocation Opportunities SCSp is the general partner of KKR Dislocation Opportunities (EEA) Fund SCSp. KKR Dislocation Opportunities S.a r.l. is the general partner of KKR Associates Dislocation Opportunities SCSp. KKR Dislocation Opportunities Limited is the sole shareholder of KKR Dislocation Opportunities S.a r.l. KKR-NYC Credit C GP LLC is the general partner of KKR-NYC Credit C L.P. KKR-NYC SL GP MH LLC is the sole member of KKR-NYC Credit C GP LLC. KKR Associates Milton Strategic L.P. is the general partner of KKR-Milton Credit Holdings L.P. KKR Milton Strategic Limited is the general partner of KKR Associates Milton Strategic L.P. CPS Holdings (US) GP LLC is the general partner of CPS Holdings (US) L.P. CPS Managers Fund (US) L.P. is the sole member of

CPS Holdings (US) GP LLC. CPS Associates (US) L.P. is the general partner of CPS Managers Fund (US) L.P. CPS (US) LLC is the general partner of CPS Associates (US) L.P. KKR Credit Fund Advisors LLC is an investment advisor to Powell Investors III L.P. and KKR-NYC Credit C L.P. and is a wholly-owned subsidiary of KKR Credit Advisors (US) LLC., which, along with KKR Australia Investment Management Pty Limited, is the investment advisor to Tailored Opportunistic Credit Fund and KKR-Milton Credit Holdings L.P. KKR Australia Pty Limited is the sole shareholder of KKR Australia Investment Management Pty Limited. KKR Asia LLC is the sole shareholder of KKR Australia Pty Limited. Kohlberg Kravis Roberts & Co. L.P. is the holder of all of the outstanding equity interests in KKR Credit Advisors (US) LLC and KKR Asia LLC and is the investment advisor to CPS Managers Fund (US) L.P. KKR & Co. GP LLC is the general partner of Kohlberg Kravis Roberts & Co. L.P. KKR Holdco LLC is the sole member of KKR & Co. GP LLC. KKR Group Partnership L.P. is the sole shareholder of each of KKR Dislocation Opportunities Limited and KKR Milton Strategic Limited and the sole member of each of KKR-NYC SL GP MH LLC, CPS (US) LLC and KKR Holdco LLC. KKR Group Holdings Corp. is the general partner of KKR Group Partnership L.P. KKR & Co. Inc. is the sole shareholder of KKR Group Holdings Corp. KKR Management LLP is the Series I preferred stockholder of KKR & Co. Inc. Messrs. Henry R. Kravis and George R. Roberts are the founding partners of KKR Management LLP. The principal business address of each of the entities and persons identified above, other than Kohlberg Kravis Roberts & Co. L.P., KKR & Co. GP LLC, KKR Holdco LLC, KKR Group Partnership L.P., KKR Group Holdings Corp., KKR & Co. Inc., KKR Management LLP and Messrs. Kravis and Roberts is 555 California Street, 50th Floor, San Francisco, CA 94104, the principal business address of the other entities and Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, NY 10001 and the principal business address of Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.
(3)

Represents 25,167 shares held by Centerbridge Credit Partners Master, L.P. and 91,500 shares held by Centerbridge Special Credit Partners III-Flex, L.P. As of May 10, 2022, the Series A Preferred Shares held by these Centerbridge-affiliated entities are convertible into 4,320,995 shares of Class A common stock. Centerbridge Credit GP Investors, L.L.C. (“Credit GP Investors”) is the sole director of Centerbridge Credit Cayman GP, Ltd. (“Credit Cayman GP”), which is the general partner of Centerbridge Credit Partners Offshore General Partner, L.P. (“Credit Partners Offshore GP”), which is the general partner of Centerbridge Credit Partners Master, L.P. (“Credit Partners Master”), and may be deemed to share beneficial ownership over the securities held of record by Credit Partners Master. As the managing member of Credit GP Investors, Jeffrey H. Aronson may be deemed to share beneficial ownership with respect to the securities held of record by Credit Partners Master. Such persons and entities expressly disclaim beneficial ownership of the securities held of record by Credit Partners Master, except to the extent of any proportionate pecuniary interest therein. The address of each of Credit GP Investors, Credit Cayman GP, Credit Partners Offshore GP, Credit Partners Master and Mr. Aronson, respectively, is 375 Park Avenue, 11th Floor, New York, New York 10152. CSCP III Cayman GP Ltd. (“CSCP III Cayman GP”) is the general partner of Centerbridge Special Credit Partners General Partner III, L.P. (“Special Credit III GP”), which is the general partner of Centerbridge Special Credit Partners III-Flex, L.P. (“SC III-Flex”), and may be deemed to share beneficial ownership over the securities held of record by SC III-Flex. As the director of CSCP III Cayman GP, Jeffrey H. Aronson may be deemed to share beneficial ownership with respect to the securities held of record by SC III-Flex. Such persons and entities expressly disclaim beneficial ownership of the securities held of record by SC III-Flex, except to the extent of any proportionate pecuniary interest therein. The address of each of CSCP III Cayman GP, Special Credit III GP, SC III-Flex and Mr. Aronson, respectively, is 375 Park Avenue, 11th Floor, New York, New York 10152.

(4)

As of May 10, 2022, the Series A Preferred Shares held by Kennedy Lewis Capital Partners Master Fund II L.P. are convertible into 4,320,995 shares of Class A common stock. Kennedy Lewis GP II LLC is the general partner of Kennedy Lewis Capital Partners Master Fund II L.P. and Kennedy Lewis Management LP is the Investment Advisor of Kennedy Lewis Capital Partners Master Fund II L.P. and share voting and investment control with respect to the securities held of record by Kennedy Lewis Capital Partners Master Fund II L.P. Darren Richman and David Chene are the principals of Kennedy Lewis GP II LLC and

Kennedy Lewis Management LP. The address of Kennedy Lewis Capital Partners Master Fund II L.P. is 111 West 33rd Street, Suite 1910, New York, NY 10120.
(5)

Interests shown are held by entities advised and/or managed by Oak Hill Advisors, L.P. or its affiliate (each, an “Oak Hill Advisors Entity”). Interests shown consists of 900 shares held by ALOHA European Credit Fund, L.P., 2,800 shares held by Future Fund Board of Guardians, 900 shares held by Illinois State Board of Investment, 1,400 shares held by Indiana Public Retirement System, 2,800 shares held by OHA AD Customized Credit Fund (International), L.P., 4,100 shares held by OHA Artesian Customized Credit Fund I, L.P., 700 shares held by OHA BCSS SSD II, L.P., 8,800 shares held by OHA Black Bear Fund, L.P., 5,300 shares held by OHA Centre Street Partnership, L.P., 8,800 shares held by OHA Credit Solutions Master Fund II SPV, L.P., 6,500 shares held by OHA Delaware Customized Credit Fund Holdings, L.P., 1,100 shares held by OHA Delaware Customized Credit Fund-F, L.P., 5,900 shares held by OHA Dynamic Credit ORCA Fund, L.P., 800 shares held by OHA Enhanced Credit Strategies Master Fund, L.P., 5,200 shares held by OHA KC Customized Credit Master Fund, L.P., 800 shares held by OHA MPS SSD II, L.P., 4,200 shares held by OHA SA Customized Credit Fund, L.P., 21,500 shares held by OHA Strategic Credit Master Fund II, L.P., 3,600 shares held by OHA Structured Products Master Fund D, L.P., 28,567 shares held by OHA Tactical Investment Master Fund, L.P., 1,200 shares held by OHAT Credit Fund, L.P. and 800 shares held by The Coca-Cola Company Master Retirement Trust. As of May 10, 2022, the Series A Preferred Shares held by these Oak Hill Advisors entities are convertible into 4,320,984 shares of Class A common stock. The business address for the Oak Hill Advisors Entities is One Vanderbilt Avenue 16th Floor New York, NY 10017. Glenn R. August is the Founder, Senior Partner and Chief Executive Officer of Oak Hill Advisors, L.P. The interests beneficially owned by the Oak Hill Advisors Entities may also be deemed to be beneficially owned by Mr. August. Mr. August disclaims beneficial ownership of our Series A Preferred Shares beyond his pecuniary interest in the Oak Hill Advisors Entities for purposes of Section 16 under the Exchange Act.

Pursuant to the Investment Agreement, so long as the Investors beneficially own at least 50% of the shares of Series A Convertible Preferred Stock purchased by the Investors at the closing of the Issuance on an as-converted basis, the Investors will have the right to designate a director nominee for election to our board of directors. John Park, who is affiliated with KKR, was designated by the Investors to be appointed to the Company’s board of directors in accordance with the terms and conditions of the Investment Agreement on the Closing Date.

Except for the transactions referred to herein and in documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, none of the selling securityholders has, or within the last three years has had, any position, office or other material relationship (legal or otherwise) with us or any of our subsidiaries other than as a holder of our securities.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax considerations with respect to the purchase, ownership, disposition and conversion of the Series A Convertible Preferred Stock and the ownership and disposition of any Class A common stock received upon conversion of our Series A Convertible Preferred Stock.

This discussion is based upon the Code, existing and proposed Treasury Regulations promulgated thereunder, published administrative rulings and judicial decisions, all as in effect as of the date of this registration statement. These laws are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences described in this registration statement. We assume in this discussion that you will hold shares of our Class A common stock or Series A Convertible Preferred Stock as capital assets within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your individual circumstances, nor does it address any aspects of U.S. federal non-income tax laws, including federal gift and estate tax laws, U.S. state and local, or non-U.S. taxes.

This discussion also does not address the special tax rules applicable to particular holders, such as tax-exempt organizations, financial institutions, brokers or dealers in securities, insurance companies, persons that hold our Class A common stock or Series A Convertible Preferred Stock as part of a hedging or conversion transaction or as part of a short-sale or straddle, controlled foreign corporations, passive foreign investment companies, companies that accumulate earnings to avoid U.S. federal income tax, and certain U.S. expatriates.

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A common stock or Series A Convertible Preferred Stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner or partnership holding our Class A common stock or Series A Convertible Preferred Stock, you should consult your own individual tax advisor regarding the tax consequences of the purchase, ownership and disposition of our Class A common stock or Series A Convertible Preferred Stock.

There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the purchase, ownership or disposition of our Class A common stock or Series A Convertible Preferred Stock.

YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, CONVERSION AND DISPOSITION OF OUR SERIES A CONVERTIBLE PREFERRED STOCK AND CLASS A COMMON STOCK.

U.S. Holders

The discussion in this section is addressed to a holder of our Class A common stock or Series A Convertible Preferred Stock that is a U.S. holder for U.S. federal income tax purposes. In general, a “U.S. holder” means a beneficial owner of our Class A common stock or Series A Convertible Preferred Stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is:

•	an individual citizen or resident of the United States (for U.S. federal income tax purposes);

•	a corporation created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

An individual is generally treated as a resident of the United States in any calendar year for U.S. federal income tax purposes if the individual is present in the United States for at least 31 days in that calendar year and for an aggregate of at least 183 days during the three-year period ending on the last day of the current calendar year. For purposes of the 183-day calculation, all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year are counted. Residents are generally taxed for U.S. federal income tax purposes as if they were U.S. citizens.

Distributions on Our Class A Common Stock or Series A Convertible Preferred Stock

Dividends paid in cash or property or constructive distributions, if any, on our Class A common stock or Series A Convertible Preferred Stock will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as reducing your adjusted basis in your shares of Class A common stock or Series A Convertible Preferred Stock, as the case may be, and, to the extent such excess exceeds such adjusted basis, as capital gain from the sale or exchange of such Class A common stock or Series A Convertible Preferred Stock, as applicable. Under current law, Dividends received by individual U.S. holders of Class A common stock or Series A Convertible Preferred Stock will generally be subject to a reduced maximum income tax rate of 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes and certain holding period requirements are satisfied. If an individual holder elects to treat the dividends as “investment income,” the reduced rate will not apply, but the investment income may be offset by certain investment expenses. Further, dividends recognized by individual holders could be subject to the 3.8% tax on net investment income.

Dividends received by corporate U.S. holders will potentially be eligible for the dividends-received deduction. If a corporate U.S. holder receives a Dividend on the Class A common stock or Series A Convertible Preferred Stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, in certain instances the corporate holder must reduce its basis in the Class A common stock or Series A Convertible Preferred Stock by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate shareholder’s basis, any excess will be taxed as gain as if such shareholder had disposed of its shares in the year the “extraordinary dividend” is paid.

We currently do not have current or accumulated earnings and profits, as calculated for U.S. federal income tax purposes, but it is possible that we may at some point in the future. Holders are urged to consult their own individual tax advisors regarding the tax treatment of any Dividends or constructive distributions received in respect of shares of our Class A common stock or Series A Convertible Preferred Stock, including the consequences that may arise if we continue to have no current or accumulated earnings and profits as calculated for U.S. federal income tax purposes.

Potential Accrued but Unpaid Dividends “Paid-In-Kind”

As previously discussed in this registration statement under the heading “Description of Capital Stock – Series A Convertible Preferred Stock – Designation of Series A Convertible Preferred Stock,” holders of the Series A Convertible Preferred Stock are entitled to a cumulative dividend (also referred to as the “Dividend”) at the rate of 3.0% per annum, compounding quarterly, and either “paid-in-kind” or paid in cash, at our election. For any quarter in which we do not pay the Dividend with respect to a share of Series A Convertible Preferred Stock in cash on the applicable scheduled dividend payment date set forth in the Certificate of Designations, such accrued and unpaid Dividend will: (i) be “paid-in-kind” (although no new shares of Series A Convertible

Preferred Stock will actually be issued); and (ii) effectively increase the liquidation preference of such share by the amount of such accrued and unpaid Dividend, as set forth in the Certificate of Designations.

Through March 31, 2022, we had paid all accrued Dividends in cash and we currently intend to continue to do so in the future. However, despite our current intent to pay all Dividends in cash, it is possible that we may elect for one or more future Dividends to be “paid-in-kind.”

In the event that we elect for one or more future Dividends to be “paid-in-kind,” a holder should be aware that the tax treatment of Dividends accrued on the Series A Convertible Preferred Stock is a matter of uncertainty and may depend, in part, on whether the Series A Convertible Preferred Stock is treated as “preferred stock” for U.S. federal income tax purposes, or will instead not be treated as “preferred stock” because it is considered as participating in corporate growth to a significant extent as determined under Section 305 of the Code and applicable Treasury Regulations. In this regard, the Company takes the position that the Series A Convertible Preferred Stock will be treated as participating in corporate growth to a significant extent and has also generally agreed in the Investment Agreement not to treat the Series A Convertible Preferred Stock as “preferred stock” for purposes of Section 305 of the Code and Treasury Regulation Section 1.305-5.

The Company believes that the Series A Convertible Preferred Stock will be treated as participating in corporate growth to a significant extent because: (i) if the Company at any time pays a dividend on or makes a distribution in respect of the Class A common stock, but not the Series A Convertible Preferred Stock, the conversion rate of each share of Series A Convertible Preferred Stock will be adjusted for such event in accordance with the Certificate of Designations; and (ii) on liquidation, each share of Series A Convertible Preferred Stock will be entitled to the greater of the liquidation preference for such Series A Convertible Preferred Stock, including any accrued but unpaid Dividends, or such amount as would have been payable had such Series A Convertible Preferred Stock been converted into Class A common stock immediately prior to a liquidation. In general, a holder is bound by our determination, unless the holder explicitly discloses that it is taking a contrary position in a statement attached to its timely filed tax return for the taxable year in which it acquires our Series A Convertible Preferred Stock. The remainder of this summary assumes that the Series A Convertible Preferred Stock will be treated as participating preferred.

The Company’s position, however, is not free from doubt and there can be no assurance that the IRS will not take the position that the Series A Convertible Preferred Stock should not be treated as participating in corporate growth to any significant extent as determined under the Treasury Regulations. In the event the Series A Convertible Preferred Stock is treated as not participating in corporate growth to any significant extent, the unpaid Dividends may be treated as “redemption premium.” This redemption premium may be treated as a taxable deemed distribution under Sections 305(b) and 305(c) of the Code, if the redemption premium is in excess of a statutory de minimis amount. Such taxable deemed distributions generally are required to be taken into account under timing principles similar to those governing the inclusion of accrued “original issue discount” under Section 1272(a) of the Code. Under such circumstances, holders may have taxable income for U.S. federal income tax purposes, even though they would not receive any cash or property in connection with the increase in any accrued but unpaid Dividends.

Section 305(c) of the Code and the Treasury Regulations promulgated thereunder also contemplate other circumstances in which a taxable deemed distribution may be treated as having occurred. Section 305(c) of the Code and the applicable Treasury Regulations do not clearly address whether accrued but unpaid Dividends will be treated as redemption premium or otherwise might give rise to a deemed distribution under the Code. The Company takes the position that the accrual of Dividends on the Series A Convertible Preferred Stock will not be includible in a holder’s taxable income as disguised redemption premium or otherwise until such Dividends are actually paid in cash. Further, the Company has also generally agreed in the Investment Agreement that it will not treat such accruals as includible in a holder’s income until such Dividends are declared and paid in cash. If the IRS were to take a contrary position and treat an increase in the amount of accrued but unpaid Dividends as a current distribution, then holders may have taxable income for U.S. federal income tax purposes, even though holders would not receive any cash in connection with the increase in accrued but unpaid Dividends. In such a case, such a constructive distribution would be includible in your income and subject to tax as described above in “U.S. Holders—Distributions on Our Class A Common Stock or Series A Convertible Preferred Stock.”

Holders are urged to consult their own individual tax advisors regarding the potential tax consequences of the accrual of any “pay-in-kind” Dividends on the Series A Convertible Preferred Stock

Potential Adjustments to Conversion Rate

The conversion rate of the Series A Convertible Preferred Stock is subject to adjustment under certain circumstances. Under applicable Treasury Regulations, adjustments to the conversion rate that result in an increase of the Series A Convertible Preferred Stock holders’ proportionate interest in the Company’s earnings and profits may be treated as a constructive distribution. Such a constructive distribution is includible in your income and subject to tax as described above in “U.S. Holders—Distributions on Our Class A Common Stock or Series A Convertible Preferred Stock.” In general, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution in the interests of the holders of the Series A Convertible Preferred Stock will not be considered to result in a constructive dividend distribution. However, certain of the possible conversion rate adjustments provided in the Series A Convertible Preferred Stock (including, without limitation, an increase in the conversion rate to reflect a taxable dividend paid to holders of Common Stock) may give rise to a deemed taxable dividend to the holders of the Series A Convertible Preferred Stock to the extent of our current and accumulated earnings and profits if it increases such holders’ proportionate interest in our earnings and profits. Thus, under certain circumstances, in the event of a deemed distribution you may recognize taxable income even though you may not receive any cash or property.

Holders are urged to consult their own individual tax advisors regarding the potential tax treatment of an adjustment to the conversion rate of the Series A Convertible Preferred Stock.

Potential Conversions of Series A Convertible Preferred Stock

A holder of Series A Convertible Preferred Stock generally will not recognize gain or loss upon the conversion of the Series A Convertible Preferred Stock into shares of Class A common stock. However, if the conversion takes place when there are any accrued but unpaid “paid-in-kind” Dividends on the Series A Convertible Preferred Stock, and the Series A Convertible Preferred Stock is not treated as participating in corporate growth to a significant extent, then any Class A common stock received in respect of the unpaid accrued Dividends will generally be treated as a distribution described above in “U.S. Holders—Distributions on Our Class A Common Stock or Series A Convertible Preferred Stock.”

Cash received in lieu of a fractional share of Class A Common Stock upon conversion will generally be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the difference between the amount of cash received and the amount of adjusted tax basis allocable to the fractional share.

Conversions pursuant to a plan to increase a U.S. Holder’s proportionate interest in the Company’s assets or earnings and profits may be treated as a constructive distribution and subject to taxation as described above in “U.S. Holders—Distributions on Our Class A Common Stock or Series A Convertible Preferred Stock.”

Assuming a conversion is not pursuant to any plan to increase a U.S. Holder’s proportionate interest in the Company’s assets or earnings and profits, and assuming no dividend arrearage exists, except as discussed in the next sentence, a U.S. Holder’s basis in shares of Class A common stock received upon conversion of the Series A Convertible Preferred Stock (and any fractional shares of our Class A common stock treated as received and then exchanged for cash) will generally equal the basis of the converted shares of Series A Convertible Preferred Stock and the holding period of such shares of Class A common stock will include the holding period of the converted shares of Series A Convertible Preferred Stock. Class A common stock received in payment of any accrued but unpaid “paid-in-kind” Dividends in arrears and taxed as a dividend upon receipt will have a basis equal to their fair market value on the date of conversion, and a new holding period that will commence on the day after the conversion. Cash received in lieu of a fractional share of Common Stock upon conversion will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis allocable to the fractional share.

Holders are urged to consult their own individual tax advisors regarding the tax treatment of any potential conversion of shares of Series A Convertible Preferred Stock.

Gain on Sale, Exchange or Other Taxable Disposition of Our Class A Common Stock or Series A Convertible Preferred Stock

Upon any sale, exchange, redemption or other disposition of the Class A Common Stock or Series A Convertible Preferred Stock, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized and the adjusted tax basis in the Class A common stock or Series A Convertible Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if your holding period for the Class A common stock or Series A Convertible Preferred Stock is longer than one year. The deductibility of capital losses is subject to potential limitations. You are urged to consult your own individual tax advisor with respect to applicable tax rates and netting rules for capital gains and losses. Further, gains recognized by individual U.S. holders could be subject to the 3.8% tax on net investment income.

Backup Withholding and Information Reporting

In general, information reporting requirements will apply to payments of dividends on, and the proceeds of the sale of, the Class A common stock or the Series A Convertible Preferred Stock. Backup withholding may apply to such payments if a U.S. holder fails to comply with certain identification requirements. Backup withholding is currently imposed at a rate of 24%. We are required to determine the date and amount of any constructive distributions.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you may be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

The discussion in this section is addressed to a holder of our Class A common stock or Series A Convertible Preferred Stock that is a non-U.S. holder for U.S. federal income tax purposes. A “non-U.S. holder” means a beneficial owner of our Class A common stock or Series A Convertible Preferred Stock that is not a U.S. holder.

Distributions on Our Class A Common Stock or Series A Convertible Preferred Stock

Dividends paid in cash or property or constructive distributions, if any, to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and the holder’s country of residence. Dividends that are treated as effectively connected with the holder’s conduct of a trade or business within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the holder within the United States, are generally exempt from the 30% withholding tax if the holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons.

A non-U.S. individual holder who claims the benefit of an applicable income tax treaty between the United States and the holder’s country of residence will generally be required to provide a properly executed IRS Form W-8BEN (or successor form). You are urged to consult your tax advisor regarding your entitlement to benefits under a relevant income tax treaty. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Potential Accrued but Unpaid Dividends “Paid-In-Kind,” Potential Adjustments to the Conversion Rate, and Potential Conversions of Series A Convertible Preferred Stock

To the extent that an accrued but unpaid Dividend is “paid-in-kind,” an adjustment to the conversion rate is made, or the conversion of the Series A Convertible Preferred Stock to our Class A common stock occurs and, in each case, is taxable as a constructive distribution as described above under each of the headings “U.S. Holders—Potential Accrued but Unpaid Dividends ‘Paid-In-Kind,’ Potential Adjustments to the Conversion Rate, or Potential Conversions of Series A Convertible Preferred Stock,” respectively, such transactions will generally be taxable in the manner set forth in the paragraph above, “Non-U.S. Holders— Distributions on Our Class A Common Stock or Series A Convertible Preferred Stock.” You are urged to consult your tax advisor to determine the specific tax treatment of accruing dividends, adjustments to the conversion rate, a conversion, or cash in lieu of a fractional share in your particular circumstances.

Gain on Sale, Exchange or Other Taxable Disposition of Our Class A Common Stock or Series A Convertible Preferred Stock

A non-U.S. holder will generally not be subject to U.S. federal income tax or withholding tax on any gain realized upon a sale, exchange or other taxable disposition of shares of our Class A common stock or Series A Convertible Preferred Stock unless:

•

the gain is effectively connected with the holder’s conduct of a trade or business within the United States and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by the holder in the United States, in which case, the holder will generally be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to U.S. persons;

•

the holder is a non-resident individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case, the holder will generally be subject to a 30% tax on the net gain derived from the disposition, which may be offset by U.S. source capital losses realized during the same taxable year, if any; or

•

we are, or have been within the five years preceding the holder’s disposition of the Series A Convertible Preferred Stock or Class A common stock, a “United States real property holding corporation” as defined in the Code.

We believe that we are not currently and will not become a “United States real property holding corporation.” However, no assurance can be given that we are not or will not become a “United States real property holding corporation” in the future, because the determination of whether we are a “United States real property holding corporation” depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets. In general, gain on the sale or other disposition of stock of a “United States real property holding corporation” that is “regularly traded” on an established securities market will be subject to U.S. federal income tax only in the case of a holder that owns more than 5% of the total fair market value of that class of stock at any time during the five-year period ending on the date of disposition. If a non-regularly traded class of stock is convertible into a regularly traded class of stock, gain on the sale of that non-regularly traded stock will be subject to U.S. federal income tax only if, on any date on which such stock was acquired by the holder, the non-regularly traded stock acquired by such holder (including all previously acquired stock of the same class) had a fair market value greater than 5% of the regularly traded class of the corporation’s stock into which it is convertible as measured on such date. If a non-U.S. holder is subject to U.S. federal income tax pursuant to these rules, any gains on the sale or other disposition of such stock would be taxed on a net income basis at the graduated rates applicable to U.S. persons, and such holder would be required to file a U.S. tax return with respect to such gains.

If we are a U.S. real property holding company and the Series A Convertible Preferred Stock is considered to be “regularly traded,” gain recognized on a sale or other disposition of Series A Convertible Preferred Stock by a holder that owns more than 5% of the Series A Convertible Preferred Stock would be subject to U.S. federal income tax. We cannot assure you that the Series A Convertible Preferred Stock will not be considered regularly traded under the relevant rules. If the Series A Convertible Preferred Stock is not considered to be regularly traded, gain recognized on a sale or other disposition of Series A Convertible Preferred Stock would be subject to U.S. federal income tax only in the case of a non-U.S. holder that owned, as of the date of any acquisition of such Series A Convertible Preferred Stock, an amount of Series A Convertible Preferred Stock having a fair market value greater than 5% of the outstanding Class A common stock into which it is convertible as measured on such date, provided the Class A common stock continues to be regularly traded on an established securities market. Furthermore, in such case, a non-U.S. holder may be subject to a 15% withholding tax on a sale or other disposition of our Series A Convertible Preferred Stock. Gain recognized on a sale or other disposition of our Class A common stock would be subject to U.S. federal income tax only in the case of a non-U.S. holder that owns more than 5% of our Class A common stock, provided the Class A common stock continues to be regularly traded on an established securities market.

Non-U.S. holders that may be treated as actually or constructively owning more than 5% of our Series A Convertible Preferred Stock or Class A common stock should consult their tax advisors with respect to our potential status as a “United States real property holding corporation” and the U.S. federal income tax consequences of the ownership and disposition of Series A Convertible Preferred Stock or Class A common stock.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our Class A common stock or Series A Convertible Preferred Stock paid to such holder and the tax withheld, if any, with respect to such dividends. A non-U.S. holder will have to comply with specific certification procedures to establish that such holder is not a U.S. person, as defined for U.S. federal income tax purposes, in order to avoid backup withholding at the applicable rate with respect to dividends on our Class A common stock or Series A Convertible Preferred Stock and certain other types of payments. The certification procedure required to claim a reduced rate of withholding under an income tax treaty will satisfy the certification requirements necessary to avoid backup withholding as well.

Information reporting and backup withholding will generally apply to the proceeds of a non-U.S. holder’s disposition of our Class A common stock or Series A Convertible Preferred Stock effected by or through the U.S. office of any broker, U.S. or foreign, unless the non-U.S. holder certifies their status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, dispositions effected through a non-U.S. office of a broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States will generally be subject to information reporting, unless you certify your status as a non-U.S. holder and satisfy certain other requirements, or otherwise establish an exemption. You should consult your tax advisor regarding the application of the information reporting and backup withholding rules to you. Copies of information returns may be made available to the tax authorities of the country in which you reside or are incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you may be allowed as a credit against your U.S. federal income tax liability, if any, and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act (“FATCA”)

FATCA imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Specifically, FATCA imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our Class A common stock or Series A Convertible Preferred Stock paid to a foreign financial institution or to a foreign non-financial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. The Treasury Department has released proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) which, if finalized in their present form, would eliminate FATCA withholding on the gross proceeds of a disposition of our Series A Convertible Preferred Stock or Class A common stock. Under certain circumstances, you may be eligible for refunds or credits of such taxes. You should consult your tax advisor regarding these requirements.

PLAN OF DISTRIBUTION

We are registering the shares of Series A Convertible Preferred Stock and Preferred Conversion Shares, or the securities, to permit the resale of such securities by the selling securityholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the securities. We will bear all fees and expenses incident to our obligation to register the securities in this offering. Sales by the selling securityholders may not require the provision of a prospectus supplement.

The securities may be sold from time to time directly by the selling securityholders, including their donees, pledgees, transferees and other successors in interest, or, alternatively, through underwriters, broker-dealers or agents, or through any combination of the foregoing methods. If the securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions, if any. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions, which may involve block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options.

The selling securityholders may also sell all or a portion of the shares of Series A Convertible Preferred Stock or the Preferred Conversion Shares beneficially owned by them and offered hereby from time to time using other methods as permitted pursuant to applicable law.

In addition, the selling securityholders may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. If the selling securityholders effect such transactions by selling the securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with sales of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling securityholders may also sell securities short and deliver securities covered by this prospectus to close out short positions and to return borrowed securities in connection with such short sales. The selling securityholders may also loan or pledge the securities to broker-dealers that in turn may sell such securities, to the extent permitted by applicable law. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment or supplement to this prospectus under any applicable provision of the Securities Act, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealer or agents participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each selling securityholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. If required, the specific securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, broker-dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling securityholder will sell any or all of the securities registered pursuant to the registration statement, of which this prospectus is a part.

Each selling securityholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the selling securityholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We entered into the Registration Rights Agreement with each of the holders of the Series A Convertible Preferred Stock to register the Series A Convertible Preferred Stock and the Preferred Conversion Shares under applicable federal securities laws under specific circumstances and specific times. We will pay all expenses of the registration of the Series A Convertible Preferred Stock and the Preferred Conversion Shares pursuant the Registration Rights Agreement, including, without limitation, SEC filing fees, expenses of compliance with state securities or “blue sky” laws and certain related fees and disbursements of one counsel for the selling securityholders; provided, however, that the selling securityholders will pay all underwriting discounts, selling commissions and stock transfer taxes, if any. We will indemnify the selling securityholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling securityholders will be entitled to contribution. We may be indemnified by the selling securityholders against certain liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling securityholders specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

LEGAL MATTERS

Wilson Sonsini Goodrich & Rosati, P.C. will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Box, Inc.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2022, and the effectiveness of our internal control over financial reporting as of January 31, 2022, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$46,350	(1)
FINRA filing fee		$(2)
NYSE supplemental listing fee		$(2)
Printing expenses		$(2)
Legal fees and expenses		$(2)
Accounting fees and expenses		$(2)
Blue Sky, qualification fees and expenses		$(2)
Transfer agent fees and expenses		$(2)
Depositary fees and expenses		$(2)
Miscellaneous		$(2)

Total	$46,350

(1)	Additional fees deferred pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated certificate of incorporation and amended and restated bylaws of the Registrant provide that:

•

The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•

The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•

The Registrant will not be obligated pursuant to its amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors or brought to enforce a right to indemnification.

•

The rights conferred in the amended and restated certificate of incorporation and amended and restated bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees, and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees, and agents.

The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also to provide for certain additional procedural protections. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its directors and certain of its officers may be sufficiently broad to permit the indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16. Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Box, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36805) filed with the SEC on June 23, 2017).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Box, Inc., effective September 14, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K/A (File No. 001-36805) filed with the SEC on September 14, 2021).

3.3	Amended and Restated Bylaws of Box, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36805) filed with the SEC on September 7, 2021).

3.4	Certificate of Designations Designating the Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36805) filed with the SEC on May 18, 2021).

4.1	Registration Rights Agreement dated May 12, 2021 by and among Box, Inc. and ALOHA European Credit Fund, L.P., Centerbridge Credit Partners Master, L.P., Centerbridge Special Credit Partners III-Flex, L.P., CPS Holdings (US) L.P., Future Fund Board of Guardians, Illinois State Board of Investment, Indiana Public Retirement System, Kennedy Lewis Capital Partners Master Fund II L.P., KKR-Milton Credit Holdings L.P., KKR-NYC Credit C L.P., OHA AD Customized Credit Fund (International), L.P., OHA Artesian Customized Credit Fund I, L.P., OHA BCSS SSD II, L.P., OHA Black Bear Fund, L.P., OHA Centre Street Partnership, L.P., OHA Credit Solutions Master Fund II SPV, L.P., OHA Delaware Customized Credit Fund Holdings, L.P., OHA Delaware Customized Credit Fund-F, L.P., OHA Dynamic Credit ORCA Fund, L.P., OHA Enhanced Credit Strategies Master Fund, L.P., OHA KC Customized Credit Master Fund, L.P., OHA MPS SSD II, L.P., OHA SA Customized Credit Fund, L.P., OHA Strategic Credit Master Fund II, L.P., OHA Structured Products Master Fund D, L.P., OHA Tactical Investment Master Fund, L.P., OHAT Credit Fund, L.P., Powell Investors III L.P., Tailored Opportunistic Credit Fund, The Coca-Cola Company Master Retirement Trust (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36805) filed with the SEC on May 18, 2021).

4.2	Investment Agreement, dated April 7, 2021, by and among Box, Inc. and Powell Investors III L.P., KKR-Milton Credit Holdings L.P., KKR-NYC Credit C L.P., Tailored Opportunistic Credit Fund, and CPS Holdings (US) L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36805) filed with the SEC on April 8, 2021.

4.3	Joinder Agreement, dated May 12, 2021, by and among the Company, Powell Investors III L.P., a Cayman Islands exempted limited partnership, KKR-Milton Credit Holdings L.P., a Cayman Islands exempted limited partnership, KKR-NYC Credit C L.P., a Delaware limited partnership, Tailored Opportunistic Credit Fund, an Australian trust and CPS Holdings (US) L.P., a Delaware limited partnership, and ALOHA European Credit Fund, L.P., Centerbridge Credit Partners Master, L.P., Centerbridge Special Credit Partners III-Flex, L.P., Future Fund Board of Guardians, Illinois State Board of Investment, Indiana Public Retirement System, Kennedy Lewis Capital Partners Master Fund II L.P., OHA AD Customized Credit Fund (International), L.P., OHA Artesian Customized Credit Fund I, L.P., OHA BCSS SSD II, L.P., OHA Black Bear Fund, L.P., OHA Centre Street Partnership, L.P., OHA Credit Solutions Master Fund II SPV, L.P., OHA Delaware Customized Credit Fund Holdings, L.P., OHA Delaware Customized Credit Fund-F, L.P., OHA Dynamic Credit ORCA Fund, L.P., OHA Enhanced Credit Strategies Master Fund, L.P., OHA KC Customized Credit Master Fund, L.P., OHA MPS SSD II, L.P., OHA SA Customized Credit Fund, L.P., OHA Strategic Credit Master Fund II, L.P., OHA Structured Products Master Fund D, L.P., OHA Tactical Investment Master Fund, L.P., OHAT Credit Fund, L.P., The Coca-Cola Company Master Retirement Trust (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-36805) filed with the SEC on May 18, 2021).

4.4	Form of common stock certificate of Box, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-194767) filed with the SEC on July 7, 2014).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

107.1	Filing Fee Table.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on May 12, 2022.

BOX, INC.

By:	/s/ Aaron Levie
Aaron Levie
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Aaron Levie, Dylan Smith and David Leeb, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Aaron Levie Aaron Levie	Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2022

/s/ Dylan Smith Dylan Smith	Chief Financial Officer (Principal Financial Officer)	May 12, 2022

/s/ Eli Berkovitch Eli Berkovitch	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	May 12, 2022

/s/ Sue Barsamian Sue Barsamian	Director	May 12, 2022

/s/ Dana Evan Dana Evan	Director	May 12, 2022

/s/ Kimberly Hammonds Kimberly Hammonds	Director	May 12, 2022

/s/ Jack Lazar Jack Lazar	Director	May 12, 2022

/s/ Peter Leav Peter Leav	Director	May 12, 2022

/s/ Dan Levin Dan Levin	Director	May 12, 2022

/s/ Bethany Mayer Bethany Mayer	Director	May 12, 2022

/s/ John Park John Park	Director	May 12, 2022